UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ViewPoint Financial Group, Inc.
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April 5, 2012

Dear Fellow Shareholder:

You are cordially invited to attend the annual meeting of shareholders of ViewPoint Financial Group, Inc. The meeting will be held on Tuesday, May 15, 2012, at 4:00 PM local time, in the Dallas Room on the 3rd Floor of ViewPoint Bank’s offices located at 1201 W. 15th Street, Plano, Texas.

The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and proxy statement. In addition, we will report on our progress during the past year and entertain your comments and questions.

Included with this proxy statement is a copy of our Annual Report on Form 10-K for the year ended December 31, 2011. We encourage you to read the Form 10-K. It includes information on our operations, products and services, as well as our audited financial statements.

We encourage you to attend the meeting in person. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it in the accompanying postpaid return envelope or vote electronically via the Internet or telephone. See “How do I vote?” in the proxy statement for more details. Your prompt response will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting. Returning the proxy or voting electronically does NOT deprive you of your right to attend the meeting and to vote your shares in person for matters being acted upon at the meeting.

Please note that on the enclosed proxy card you have the option to enroll in our Electronic Access Program, which would give you electronic access to our future annual reports and proxy statements in lieu of mail delivery. By agreeing to get these materials via the Internet, you are helping to conserve the environment and cut postage and printing costs.

Your Board of Directors and management are committed to the success of ViewPoint Financial Group, Inc. and the enhancement of your investment. As Chairman of the Board, I want to express my appreciation for your confidence and support.

Very truly yours,

James B. McCarley

Chairman of the Board

VIEWPOINT FINANCIAL GROUP, INC.

1309 W. 15th STREET

PLANO, TEXAS 75075

(972) 578-5000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 15, 2012

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of ViewPoint Financial Group, Inc. will be held as follows:

TIME	4:00 PM local time Tuesday, May 15, 2012

PLACE	ViewPoint Bank 3rd Floor – Dallas Room 1201 W. 15th Street Plano, Texas

ITEMS OF BUSINESS

(1)    The election of three directors of ViewPoint Financial Group, Inc.

(2)    Shareholder advisory vote as to the compensation of ViewPoint Financial Group, Inc.’s executives.

(3)    The approval of the ViewPoint Financial Group, Inc. 2012 Equity Incentive Plan.

(4)    The ratification of the appointment of Ernst & Young LLP as ViewPoint Financial Group, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

RECORD DATE	Holders of record of ViewPoint Financial Group, Inc. common stock at the close of business on March 26, 2012, are entitled to vote at the annual meeting or any adjournment or postponement thereof.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. You can vote your shares by completing and returning the enclosed proxy card. Registered shareholders, that is, shareholders who hold their stock in their own name, can also vote their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. Regardless of the number of shares you own, your vote is very important. Please act today.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 15, 2012:

This Notice of Annual Meeting and ViewPoint Financial Group, Inc.’s proxy statement and Annual Report on Form 10-K for the year ended December 31, 2011 are available on the Internet at http://www.vpfgproxy.com.

BY ORDER OF THE BOARD OF DIRECTORS

JAMES B. McCARLEY

CHAIRMAN OF THE BOARD

Plano, Texas

April 5, 2012

VIEWPOINT FINANCIAL GROUP, INC.

1309 W. 15th Street

Plano, Texas 75075

(972) 578-5000

PROXY STATEMENT

INTRODUCTION

The ViewPoint Financial Group, Inc. Board of Directors is using this proxy statement to solicit proxies from the holders of common stock of ViewPoint Financial Group, Inc. for use at ViewPoint Financial Group, Inc.’s upcoming annual meeting of shareholders. The annual meeting of shareholders will be held on Tuesday, May 15, 2012 at 4:00 PM, in the Dallas Room on the 3rd Floor of ViewPoint Bank’s offices located at 1201 W. 15th Street, Plano, Texas.

At the meeting, shareholders will be asked to vote on four proposals, which are set forth in the accompanying Notice of Annual Meeting of Shareholders and are described in more detail below. Shareholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented. ViewPoint Financial Group, Inc. is referred to in this proxy statement from time to time as the “Company.” Certain of the information in this proxy statement relates to ViewPoint Bank, National Association (the “Bank”), the wholly owned subsidiary of the Company.

By submitting your proxy, either by executing and returning the enclosed proxy card or by voting electronically via the Internet or by telephone, you authorize the Company’s Board of Directors to represent you and vote your shares at the meeting in accordance with your instructions. The Board of Directors also may vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting. This proxy statement and the accompanying materials are being mailed to shareholders on or about April 5, 2012.

Your proxy vote is important. Whether or not you plan to attend the meeting, please submit your proxy promptly either in the enclosed envelope, via the Internet or by telephone.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will be asked to vote on the following proposals:

Proposal 1.	Election of three directors of the Company;

Proposal 2.	Shareholder advisory vote as to the compensation of the Company’s executives;

Proposal 3.	Approval of the ViewPoint Financial Group, Inc. 2012 Equity Incentive Plan; and

Proposal 4.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Shareholders also will transact any other business that may properly come before the meeting. Members of our management team will be present at the meeting to respond to appropriate questions from shareholders.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote “FOR” the election of the director nominees named in this proxy statement, “FOR” the advisory vote on executive compensation, “FOR” the approval of the 2012 Equity Incentive Plan and “FOR” the ratification of the appointment of Ernst & Young LLP.

Who is entitled to vote?

The record date for the meeting is March 26, 2012. Only shareholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the meeting. The only class of stock entitled to be voted at the meeting is ViewPoint Financial Group, Inc. common stock. Each outstanding share of common stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 33,703,080 shares of common stock outstanding.

What if my shares are held in “street name” by a broker?

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions.

What if my shares are held in the Company’s employee stock ownership plan?

We maintain an employee stock ownership plan which owns approximately 8.2% of the Company’s common stock. Employees of the Company and the Bank participate in the employee stock ownership plan. Each participant instructs the trustee of the plan how to vote the shares of common stock allocated to his or her account under the employee stock ownership plan. If a participant properly executes the voting instruction card distributed by the trustee, the trustee will vote the participant’s shares in accordance with the instructions. Where properly executed voting instruction cards are returned to the trustee with no specific instruction as to how to vote at the annual meeting, or in the event the participant fails to give timely voting instructions to the trustee with respect to the voting of the common stock that is allocated to his or her employee stock ownership plan account, the trustee will vote the shares “FOR” each of the proposals set forth in this proxy statement. The trustee will vote the shares of ViewPoint Financial Group, Inc. common stock held in the employee stock ownership plan but not allocated to any participant’s account in the same proportion as directed by the participants who directed the trustee as to the manner of voting their allocated shares in the employee stock ownership plan with respect to each proposal.

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of at least one-third of the shares of common stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

1. YOU MAY VOTE BY MAIL. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions.

2. YOU MAY VOTE BY TELEPHONE. If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote by telephone by following the instructions included with the proxy card. If you vote by telephone, you do not have to mail in your proxy card.

3. YOU MAY VOTE ON THE INTERNET. If you are a registered shareholder, that is, if you hold your stock in your own name, you may vote on the Internet by following the instructions included with the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

4. YOU MAY VOTE IN PERSON AT THE MEETING. If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares indicating that you were the beneficial owner of ViewPoint Financial Group, Inc. common stock on March 26, 2012, the record date for voting at the annual meeting.

Can I vote by telephone or on the Internet if I am not a registered shareholder?

If your shares are held in “street name” by a broker or other nominee, you should check the voting form used by that firm to determine whether you will be able to vote by telephone or on the Internet.

Can I change my vote after I submit my proxy?

If you are a registered shareholder, you may revoke your proxy and change your vote at any time before the polls close at the meeting by:

•	signing another proxy with a later date;

•	voting by telephone or on the Internet -your latest telephone or Internet vote will be counted;

•	giving written notice of the revocation of your proxy to the Secretary of the Company prior to the annual meeting; or

•	voting in person at the annual meeting.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions received from your nominee to change those instructions.

What if I do not specify how my shares are to be voted?

If you submit an executed proxy but do not indicate any voting instructions, your shares will be voted:

•	FOR the election of the director nominees to the Company’s Board of Directors;

•	FOR the advisory vote on executive compensation;

•	FOR the approval of the 2012 Equity Compensation Plan; and

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Will any other business be conducted at the annual meeting?

The Board of Directors knows of no other business that will be conducted at the meeting. If any other proposal properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to approve the proposals?

Directors are elected by a plurality of the votes cast, which means that the director nominees who receive the highest number of votes for the positions to be filled will be elected. The advisory vote on executive compensation, the approval of the 2012 Equity Incentive Plan and the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants requires the affirmative vote of the majority of votes cast on the matter.

How will withheld votes and abstentions be treated?

If you withhold authority to vote for one or more director nominees or if you abstain from voting on any of the other proposals, your shares will still be included for purposes of determining whether a quorum is present. If you abstain from voting on the advisory vote on executive compensation, the approval of the 2012 Equity Incentive Plan or the ratification of the appointment of the independent auditors, your shares will be included in the number of shares voting on that proposal and, consequently, your abstention will have the same practical effect as a vote against that proposal.

How will broker non-votes be treated?

Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum. Otherwise, shares represented by broker non-votes will be treated as shares not entitled to vote on a proposal. Consequently, any broker non-votes will have the following effects:

Proposal 1.	Broker non-votes will have no effect on the election of directors.

Proposals 2, 3 and 4.	Broker non-votes will not be counted in determining the number of shares necessary for approval of the advisory vote on executive compensation, for approval of the 2012 Equity Incentive Plan or for the ratification of the appointment of the Company’s independent auditors and will, therefore, reduce the absolute number, but not the percentage, of the affirmative votes required for the approval of each of these proposals.

STOCK OWNERSHIP

The following table presents information regarding the beneficial ownership of ViewPoint Financial Group, Inc. common stock, as of the March 26, 2012 voting record date, by:

•	Shareholders known by management to beneficially own more than five percent of the outstanding common stock of ViewPoint Financial Group, Inc.;

•	each of our directors and our director nominees for election;

•	each of our executive officers named in the “Summary Compensation Table” appearing in the “Compensation of Executive Officers” section of this proxy statement; and

•	all of the executive officers, directors and director nominees as a group.

The persons named in the following table have sole voting and investment powers for all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. The address of each of the beneficial owners, except where otherwise indicated, is the same address as that of the Company. An asterisk (*) in the table indicates that an individual beneficially owns less than one percent of the outstanding common stock of the Company. Beneficial ownership is determined in accordance with the rules of the SEC. As of March 26, 2012, there were 33,703,080 shares of ViewPoint Financial Group, Inc. common stock outstanding.

Name of Beneficial Owner	Beneficial Ownership		Percentage of Common Stock Outstanding
5% and Greater Shareholders:

Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	2,902,462	(1)	8.6%

Trust for Employee Stock Ownership Plan Portion of ViewPoint Bank 401(k) Employee Stock Ownership Plan	2,773,234	(2)	8.2%

Keeley Asset Management Corp. and John L. Keeley, Jr. 401 South LaSalle Street Chicago, IL 60605	2,318,287	(3)	6.9%

Clover Partners, LP, Clover Investments, LLC and Michael C. Mewhinney 2100 McKinney Avenue, Suite 1500 Dallas, TX 75201	1,846,075	(4)	5.5%

Columbia Wanger Asset Management, LLC 227 West Monroe Street, Suite 3000 Chicago, IL 60606	1,735,087	(5)	5.1%

Directors, Director Nominees and Named Executive Officers:
James B. McCarley, Chairman of the Board	67,451	(6)	*
Anthony J. LeVecchio, Vice Chairman of the Board/Director Nominee	33,740	(6)	*
Gary D. Basham, Director	60,550	(6)(7)	*
Jack D. Ersman, Director	58,467	(6)(8)	*
Kevin J. Hanigan, Director, President and CEO/Director Nominee	—		*
Bruce Hunt, Director	—		*
Brian McCall, Ph.D., Director	12,500		*
Karen H. O’Shea, Director	49,612	(6)(9)	*
V. Keith Sockwell, Director/Director Nominee	42,976	(6)(10)	*
Mark E. Hord, EVP, General Counsel and Corporate Secretary	63,172	(6)(11)	*
Pathie E. McKee, EVP, CFO and Treasurer	66,510	(6)(11)	*
James C. Parks, EVP, COO and CIO	57,705	(6)(11)(12)	*
Mark L. Williamson, EVP and Chief Credit Officer	15,586	(11)(13)	*
Garold R. Base, Retired Director, President and CEO	181,166	(11)(14)	*
Directors, director nominees and executive officers of the Company as a group (14 persons)	709,435	(15)	2.1%

(1)

As reported by Wellington Management Company, LLP in a Schedule 13G/A filed with the SEC on February 14, 2012, which reported shared voting and dispositive power with respect to all shares beneficially owned.

(2)

As reported by Trust for Employee Stock Ownership Plan Portion of ViewPoint Bank 401(k) Employee Stock Ownership Plan in a Schedule 13G/A filed with the SEC on February 8, 2012, which reported shared voting and dispositive power with respect to all shares beneficially owned.

(3)

As reported by Keeley Asset Management Corp. and John L. Keeley, Jr. in a Schedule 13G filed with the SEC on February 7, 2012, which reported sole voting power with respect to 2,177,397 shares beneficially owned and sole dispositive power with respect to 2,318,287 shares beneficially owned.

(4)

As reported by Clover Partners, LP, Clover Investments, LLC and Michael C. Mewhinney in a Schedule 13G/A filed with the SEC on February 14, 2012, which reported shared voting and dispositive power with respect to all shares beneficially owned.

(5)

As reported by Columbia Wanger Asset Management, LLC in a Schedule 13G/A filed with the SEC on February 13, 2012, which reported sole voting power with respect to 1,481,087 shares beneficially owned and sole dispositive power with respect to 1,735,087 shares beneficially owned.

(6)

Includes restricted stock awarded to the individuals referenced under the 2007 Equity Incentive Plan, over which they have sole voting but no dispositive power, as follows: Mr. McCarley – 5,306 shares; Mr. Basham – 4,547 shares; Mr. Ersman—4,547 shares; Mr. LeVecchio—4,547 shares; Ms. O’Shea—4,547 shares; Mr. Sockwell—4,547 shares; Mr. Hord – 12,654 shares; Ms. McKee—12,654 shares; Mr. Parks—12,654 shares.

(7)	Includes 1,360 shares owned by Mr. Basham’s spouse.
(8)	Includes 35,000 shares that are held in a trust for which Mr. Ersman is the trustee and beneficiary.
(9)	Includes 10,771 shares that are owned by Ms. O’Shea’s spouse.
(10)	Includes 18,060 shares that are owned by Mr. Sockwell’s spouse.
(11)

Includes shares allocated to the individual under the Employee Stock Ownership Plan, over which they have sole voting but no dispositive power, as follows: Mr. Hord – 10,298 shares; Ms. McKee – 10,235 shares; Mr. Parks – 9,146 shares; Mr. Williamson—574 shares; and Mr. Base – 10,894 shares.

(12)	Includes 2,380 shares that are owned by Mr. Parks’ spouse.
(13)	Includes options to purchase 5,000 shares of the Company’s common stock which are currently exercisable or which will become exercisable within 60 days after March 26, 2012 voting record date.
(14)	Mr. Base retired from the Board of Directors and as President and Chief Executive Officer effective December 31, 2011.
(15)

Includes shares held directly, as well as shares held by and jointly with certain family members, shares held in retirement accounts, shares held by trusts of which the individual or group member is a trustee or substantial beneficiary, or shares held in another fiduciary capacity with respect to which shares the individual or group member may be deemed to have sole or shared voting and/or investment powers.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Board of Directors is currently composed of nine members, each of whom is also a director of the Bank. One-third of the directors are elected annually. Directors of the Company are elected to serve for a three-year term or until their respective successors are elected and qualified.

The following table sets forth certain information regarding the composition of the Company’s Board of Directors, including each director’s term of office. The Board of Directors, acting on the recommendation of the Nominating Committee, has recommended and approved the nominations of Anthony J. LeVecchio, V. Keith Sockwell and Kevin J. Hanigan to serve as directors for a term of three years to expire at the annual meeting of shareholders to be held in 2015. Mr. Hanigan, along with Bruce Hunt, recently was appointed to the Company’s and the Bank’s Board of Directors pursuant to the terms of the merger agreement between Highlands Bancshares, Inc. and the Company. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the authority to vote for a nominee is withheld) will be voted at the annual meeting “FOR” the election of these director nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors, acting on the recommendations of the Nominating Committee, may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve if elected. Except as disclosed in this proxy statement, there are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

Name	Age (1)	Position(s) Held in the Company	Director Since (2)	Term of Office to Expire
NOMINEES
Kevin J. Hanigan	55	Director, President and CEO	2012	2015
Anthony J. LeVecchio	65	Vice Chairman of the Board	2006	2015
V. Keith Sockwell	69	Director	1987	2015

DIRECTORS REMAINING IN OFFICE
Brian McCall, Ph.D.	53	Director	2009	2014
James B. McCarley	68	Chairman of the Board	1992	2014
Karen H. O’Shea	61	Director	1998	2014
Gary D. Basham	68	Director	1988	2013
Jack D. Ersman	69	Director	1989	2013
Bruce Hunt	53	Director	2012	2013

(1)	As of December 31, 2011.
(2)	Includes service as a director of ViewPoint Bank and its predecessor entity.

Beyond their service with the Company, our directors are accomplished business professionals who have demonstrated a sincere commitment and enthusiasm to the Company and to their communities. To stay abreast of important regulatory changes and financial industry trends, our board members attend multiple bank and financial institution industry conferences and educational programs, generally totaling 20 to 30 hours per year or more. The business experience of each director and director nominee for at least the past five years is set forth below.

Kevin J. Hanigan. Mr. Hanigan is a director and the President and Chief Executive Officer of the Company and the Bank, positions he has held since completion of the merger of Highlands Bancshares, Inc. with and into ViewPoint Financial Group, Inc. in April, 2012. Prior to joining the Company, Mr. Hanigan was the Chairman and Chief Executive Officer of Highlands Bancshares, serving in those roles since 2010. His experience in Texas banking spans three decades and includes numerous leadership and management roles. Prior to joining Highlands, Mr. Hanigan served as chairman and chief executive officer of Guaranty Bank. After joining Guaranty in 1996, Mr. Hanigan held several senior-level executive positions that culminated in his appointment as chairman and chief executive officer in 2009. Previous positions with Guaranty included senior executive vice president from 2000 to 2007 with oversight of all corporate banking operations and responsibilities for middle market, oil and gas, syndications, treasury management and asset-based lending. In April 2007, Mr. Hanigan was appointed senior executive vice president with responsibilities for retail banking operations, provided through 163 offices in Texas and California, as well as an insurance subsidiary. From March to November 2008, he served as senior executive vice president and chief banking officer until his appointment as president and chief operating officer in November 2008. Mr. Hanigan began his career with Bank of the Southwest in Houston in June 1980. Mr. Hanigan earned his undergraduate degree and Master of Business Administration from Arizona State University. Mr. Hanigan previously served as a board member at First Tee Dallas and the Dallas YMCA. In 2009 he was appointed and served on the host committee for the 2010 NBA All-Star Game in Arlington. With more than 30 years of experience working in the banking industry in Texas and serving as chief executive officer of several institutions, Mr. Hanigan brings to the Board outstanding leadership skills and a deep understanding of the local banking market and issues facing the banking industry.

Anthony J. LeVecchio. Mr. LeVecchio joined the Board of Directors of the Company (including its predecessor entity) and the Bank in September 2006. Mr. LeVecchio serves as Chairman of the Audit Committee and is also a member of the Compensation, Executive, Risk Management and Lending Committees. Mr. LeVecchio is President and Principal of The James Group, Inc., a Plano, Texas-based consulting group that focuses on providing executive support to businesses throughout the United States. Prior to founding The James Group, Mr. LeVecchio served as Senior Vice President and Chief Financial Officer of VHA Southwest, Inc., a regional health care system comprised of not-for-profit hospitals in Texas. Before VHA Southwest, Mr. LeVecchio served in various senior financial management capacities with Phillips Information Systems, Exxon Office Systems and Xerox Corporation. Mr. LeVecchio currently serves on the boards of directors of Ascendant Solutions (a privately-owned value-oriented investment firm based in Dallas) and UniPixel (a publicly traded technology company based in The Woodlands, Texas). Mr. LeVecchio also served on the boards of directors of DG Fast Channel (a publicly traded technology company based in Dallas, Texas) until July 2011 and Microtune, Inc. (a former publicly traded radio frequency silicon and systems company based in Plano, Texas) until November 2010. Mr. LeVecchio, who serves as our audit committee financial expert, holds a Bachelor of Economics and an M.B.A. in Finance from Rollins College. His broad experience serving on the boards of publicly traded companies, together with his expertise and extensive experience in accounting and finance and his sharp focus on the financial efficiency and profitability of the institution, have contributed significantly to our efforts since he joined the Board in 2006.

V. Keith Sockwell. Mr. Sockwell has served on the Board of Directors of the Company (including its predecessor entity) since its inception in 2006 and of the Bank (including its predecessor entity) since 1987. Mr. Sockwell serves as Chairman of the Governance and Nominating Committee and is also a member of the Legislative, Executive and Audit Committees. He served as the President and CEO of Cambridge Strategics until July 2011. He now serves as a partner of N2 Learning LLC, a preschool and daycare center located in Plano, Texas. Mr. Sockwell retired after 40 years in public education where he served as Deputy Superintendent of the Plano Independent School District and Superintendent of the Northwest Independent School District. He is a member of the Texas Association of School Administrators. He served on the Executive Committees for the Texas School Coalition and the Fast Growth Coalition of Texas Public Schools. Mr. Sockwell’s years of executive management with large public educational organizations provided him extensive experience in budgeting, financial management and human resources that prove valuable in his role as a board member. In addition, his 23 years of service on our Board of Directors gives him an important historical perspective on our business.

Brian McCall, Ph.D. Brian McCall has served on the Board of Directors of the Company since 2011 and of the Bank since 2009. Dr. McCall is Chairman of the Legislative Committee and is a member of the Audit, Risk Management and Compensation Committees. Dr. McCall is chancellor of the Texas State University System, the oldest and third-largest university system in Texas, comprising eight institutions with more than 76,000 students and 15,000 faculty and staff. He previously served in the Texas House of Representatives, first elected in 1991 to represent the areas of North Dallas, Frisco, Allen, and Plano. As a representative, Dr. McCall served as chairman of the House Calendars Committee and as a member of the Higher Education Committee. Texas Monthly named him one of the “10 Best” legislators of the 2009 session. Dr. McCall was President of Westminster Capital Corporation, an investment firm focused on acquisitions primarily in software and technology. A long-time civic and community volunteer, Dr. McCall is founder and chairman of the board of The Empowerment Project, a non-profit organization which has sent more than $10 million worth of math and science books to disadvantaged schools in the Republic of South Africa, and helped construct a library in Vietnam through the Libraries of Love organization. Dr. McCall’s management and legislative expertise, as well as his civic and community involvement, give him a broad range of experience and knowledge which he draws upon for service on our Board and his assigned committees.

James B. McCarley. Mr. McCarley has served on the Board of Directors of the Company (including its predecessor entity) since its inception in 2006 and of the Bank (including its predecessor entity) since 1992. He has served as Chairman of the Board since 1999. Mr. McCarley serves as Chairman of the Executive Committee and is also a member of the Compensation, Legislative and Governance and Nominating Committees. Since January 1996, Mr. McCarley has served as President of James McCarley Consultants, a governmental affairs consulting company. He served as Executive Director of the Dallas Regional Mobility Coalition (DRMC) on a contract basis from 1996 until his retirement in 2007. DRMC is a voluntary coalition of five counties and 27 cities in the Texas Department of Transportation Dallas District that promotes mobility issues, projects and programs for transportation improvements. During his service with the DRMC, he served as interim Executive Director of the North Texas Tollway Authority, a Regional Tollway Authority comprised of four counties in North Texas. His service there included responsibility for development of tollway facilities through public revenue bond funding for various projects over $2 billion and operation of the Regional Agency. From February 1987 through January 1996, Mr. McCarley served as the Assistant City Manager-Director of Public Safety for the City of Plano, Texas. During a portion of his service with the City of Plano he had oversight of the Finance Department and Tax Department along with Budget Planning. Prior to 1987, Mr. McCarley spent 23 years in law enforcement, including serving nearly 11 years as the Chief of Police for the City of Plano, Texas. Mr. McCarley was also a founding director of and equity investor in the Town and Country Savings and Loan (State Chartered) in McKinney and served on the Loan Committee of that entity prior to its sale to another institution in the early eighties.

With 29 years of combined experience serving on the boards of directors of two different financial institutions, 20 years of senior executive experience with public entities and 14 years as the owner-operator of a successful legislative relations business, Mr. McCarley has a diverse and well-rounded background for his role as Chairman of the Board of Directors. Additionally, his personal and professional relationships with a litany of local, state and federal elected officials, and his extensive network of professional contacts within our business area, have regularly proven to be valuable to the Bank.

Karen H. O’Shea. Ms. O’Shea has served on the Board of Directors of the Company (including its predecessor entity) since its inception in 2006 and of the Bank (including its predecessor entity) since 1998. Ms. O’Shea also currently serves on the Board of Directors of ViewPoint Bankers Mortgage, Inc., a subsidiary of the Bank. Ms. O’Shea chairs the Compensation Committee and is also a member of the Governance and Nominating and Executive Committees. Prior to her retirement in 2008, she was Vice President of Communications and Public Relations for Lennox International Inc., a NYSE-listed manufacturer of heating and air conditioning equipment. During her 25 years at Lennox, Ms. O’Shea’s responsibilities included media relations, corporate communications, investor relations and human resources, including compensation and employee development. Prior to her tenure at Lennox, she was a teacher, an owner and manager of a retail business, and an editor for a major Texas metropolitan newspaper. She also served on the Board of Directors of Richardson Regional Medical Center for eight years, including a term as Vice-Chairman. Ms. O’Shea’s expertise in corporate communications for a NYSE-listed company and her experience in human resources, employee development and compensation, as well as her experience on the boards of both a large regional medical institution and a publicly traded financial institution, give her a broad range of experience she draws upon for her service on our board and her assigned committees.

Gary D. Basham. Mr. Basham has served on the Board of Directors of the Company (including its predecessor entity) since its inception in 2006 and of the Bank (including its predecessor entity) since 1988. Mr. Basham serves as Chairman of the Risk Management Committee and is also a member of the Compensation, Legislative and Lending Committees. Prior to his retirement in April 2005, Mr. Basham served as the Director of Sales for the Western United States and Mexico for OSRAM Opto Semiconductor, a division of OSRAM Sylvania and a wholly owned subsidiary of Siemens AG. From November 1990 until November 2002, Mr. Basham served as the Director of Sales for the Southeastern/South Central regions of the United States for Infineon Technologies AG (formerly Siemens Semiconductors). Mr. Basham also has five years of financial institution management experience in the collections and retail areas, and was a founder of one such institution, which gives him an additional perspective that has proven valuable to his role as a director. With over 20 years of service on the Board of Directors of the Bank and its predecessor entity, Mr. Basham has a deep knowledge and understanding of the institution’s business, history and market area.

Jack D. Ersman. Mr. Ersman has served on the Board of Directors of the Company (including its predecessor entity) since its inception in 2006 and of the Bank (including its predecessor entity) since 1989. Mr. Ersman serves as Chairman of the Lending Committee and is also a member of the Audit, Compensation and Governance and Nominating Committees and the Board of Directors of ViewPoint Bankers Mortgage, Inc, a subsidiary of the Bank. He has been an automobile dealer doing business as Village Motors, located in Sachse, Texas, since 1983. Mr. Ersman also served as a Senior Vice President and Loan Manager of the Bank’s predecessor entity from 1970 to 1989. With 19 years of experience as a senior lending officer and more than 26 years operating a successful business, Mr. Ersman brings a unique perspective to the Board and is well-suited for his role as the Chairman of our Lending Committee.

Bruce Hunt. Mr. Hunt joined the Board of Directors of the Company and of the Bank in 2012, following completion of the merger of Highlands Bancshares, Inc. with and into the Company. Mr. Hunt is President of Petro-Hunt, L.L.C., an independent oil and gas production company headquartered in Dallas, Texas. Mr. Hunt is a graduate of the University of Texas with a BBA in Petroleum Land Management. He currently serves on the Board of Directors of Hornbeck Offshore Services, Inc. (NYSE: HOS) and is the independent lead director for that company. Mr. Hunt is active in a number of industry and professional organizations such as the American Petroleum Institute (API), Independent Producers Association of America (IPAA), National Ocean Industries Association (NOIA), and All-American Wildcatters. Mr. Hunt serves on the Board of Trustees at Texas Christian University (TCU) and is a past member of the International Board of Visitors at TCU’s Neeley School of Business. Mr. Hunt is an experienced business leader. The depth and breadth of his general business knowledge, coupled with the experience he has gained as a director of Highlands Bancshares and as the lead independent director for another publicly held company makes Mr. Hunt a valuable addition to the Board.

COMPENSATION OF EXECUTIVE OFFICERS

We provide what we believe is a competitive total compensation package to our executive management team through a combination of base salary, annual incentives, equity incentives and broad-based benefits programs.

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices during 2011 with respect to our chief executive officer, chief financial officer and the other three most highly-compensated executive officers, who are collectively referred to as the named executive officers.

The Objectives of our Executive Compensation Program

Our Compensation Committee is responsible for establishing and administering our policies governing the compensation for our named executive officers. The Compensation Committee is composed entirely of independent directors.

Our executive compensation programs are designed to achieve the following objectives:

•	Ensure mutual understanding of key business strategies and goals by participants and Board members;

•	Focus executives on the achievement of annual and long-range results;

•	Promote and build teamwork, aligning team and individual efforts toward accomplishing key business priorities;

•	Reward outstanding short- and long-term performance by providing competitive incentive awards consistent with actual results.

Our Executive Compensation Programs

Overall, our executive compensation programs are designed to be consistent with the objectives and principles set forth above. The basic elements of our executive compensation programs are summarized in the table below, followed by a more detailed discussion of each compensation program.

Element	Characteristics	Purpose
Base salary	Fixed annual cash compensation; all executives are eligible for periodic increases in base salary based on performance; targeted at market pay levels.	Keep our annual compensation competitive with the market for the skills and experience necessary to meet the requirements of the executive’s role with us.

Executive Officer Incentive Plan	An incentive plan that provides cash on an annual basis and awards, based on the increased value of the Company’s stock, that vest over a period of time for executives based on the achievement of corporate and individual goals.	Encourage achievement of annual and long-range goals related to profitability and growth and reward exceptional performance, both organizationally and individually.

Equity Incentive Plan	This plan is a long-term incentive plan that consists of equity based awards, such as options and restricted stock. Awards are generally subject to forfeiture and limits on transfer until they vest.	To retain key employees, encourage directors and key employees to focus on long-range objectives, and further link the interests of directors and officers directly to the interests of the shareholders.

Element	Characteristics	Purpose

Retirement Benefits	Tax-deferred 401(k) plan and Employee Stock Ownership Plan (“KSOP”). Under the 401K portion of the plan, all eligible employees can choose to defer compensation for retirement. We provide a matching contribution for eligible employees and employees who vest in these contributions with each year of service, with full vesting after six years of service. Under the ESOP portion of the plan, shares of the Company’s stock are allocated to all eligible employees.	Provide employees the opportunity to save for their retirement. With respect to the ESOP portion of the plan, to reward employees for the success of the Company, create ownership among employees and aid in the recruitment and retention of employees. The KSOP is described in more detail on pages 28 and 29 of this report.

	The Deferred Compensation Plan is a nonqualified, voluntary deferral program that allows executive officers to defer a portion of their annual cash compensation.	Provide a tax-deferred retirement savings alternative. The Deferred Compensation Plan is described in more detail on page 28 of this report.

	The Supplemental Executive Retirement Plan (SERP) is a nonqualified, contributory program. The SERP applies only to the CEO, and allows him to defer all or part of his cash compensation.	The SERP supplements the CEO’s retirement benefits. The SERP is described in more detail on page 28 of this report

	Retired employees are eligible to receive a contribution toward the cost of medical benefits. Upon retirement, the Bank will provide $200 per month toward the eligible participant’s group coverage. Eligibility is determined by age and length of service, and ends when the participant becomes eligible for Medicare.	Provide a benefit to the retired employee to meet the health and welfare needs of the employee

Element	Characteristics	Purpose

Health & Welfare Benefits

Fixed component. The same/comparable health and welfare benefits (medical, dental, vision, disability insurance and life insurance) are available for all full-time employees.

Continuation of health and welfare benefits may occur as part of severance upon termination of employment under certain circumstances.

Provides benefits to meet the health and welfare needs of employees and their families.

Additional Benefits & Perquisites	CEO only.	Provides for benefit allowance, supplemental life, automobile, home security and spouse travel.

Employment and Severance Agreements; Termination Benefits	Employment agreement with the CEO only, and severance agreements with our other named executive officers. The employment agreement and severance agreements provide for payments in the event of an involuntary termination of the officer.	These arrangements are designed to retain executives and provide continuity of management. The employment agreement and severance agreements are described in more detail on pages 26 through page 27 of this report.

We consider market pay practices and practices of peer companies in determining the amounts to be paid. Compensation opportunities for our executive officers, including our named executive officers, are designed to be competitive with peer companies.

Determination of Appropriate Pay Levels

Pay Philosophy and Competitive Standing. To attract and retain executives with the ability and experience necessary to lead us and deliver strong performance to the Bank, we strive to provide a total compensation package that is competitive with total compensation provided by industry peer groups.

Our compensation package consists of three main components: base salary, annual incentive pay and equity incentives. We target base salaries to be at or near the 50th percentile of our peer group for each position, adjusted for marketplace demands, needs of our organization, an individual’s experience and overall relationship to competitive market data surveys. The annual incentive pay is a cash award, based on our performance compared to company goals and an individual performance assessment. The equity incentives, which were instituted in 2007, are equity based and designed to retain key employees, to encourage directors and key employees to focus on long-range objectives and to further link the interests of directors and officers directly to the interests of shareholders.

To determine the 2011 total compensation package, the Compensation Committee used our 2009 peer group analysis information which was reviewed and updated with the assistance of Cardwell Consulting. The following selection criteria was utilized: (1) bank holding companies, regional banks and thrifts (in priority order), (2) similar in size to the Company ($1.1B to $9.7B total assets; approximately $2.5B median total assets), (3) well-capitalized, (4) complete total direct compensation programs for executives, and (5) representative of all major regions across the United States, with an emphasis on organizations headquartered in the central and western United States. Based on this review, five institutions, Cascade Financial Corporation, Enterprise Financial Services Corporation, First Community Bancshares, Inc., United Western Bancorp, Inc. and Virginia Commerce Bancorp, Inc., were eliminated based on financial performance. Three institutions, First Financial Bankshares, OmniAmerican Bancorp and Prosperity Bancshares were added to complete the peer group. First Financial Bankshares and Prosperity Bancshares are bank holding companies; OmniAmerican Bancorp is a thrift holding company. The selected peer group information was supplemented with published survey information using the 2010/2011 Watson Wyatt Financial Institutions Survey.

The 2012 total compensation package was determined by the Compensation Committee using our 2010 peer group analysis information, which was reviewed and updated with the assistance of Cardwell Consulting. The following selection criteria was utilized: (1) bank holding companies, regional banks and thrifts (in priority order), (2) similar in size to the Company ($1.1B to $9.7B total assets; approximately $2.9B median total assets), (3) well-capitalized, (4) complete total direct compensation programs for executives, and (5) representative of all major regions across the United States, with an emphasis on organizations headquartered in the central and western United States. Based on this review seven institutions, Bank Mutual Corporation, Beneficial Mutual Bancorp, Inc (MHC), Camden National Corporation, ESB Financial Corporation, First Defiance Financial Corporation, MetroCorp Bancshares, Inc., and Suffolk Bancorp, were eliminated based on financial performance. Seven institutions, Oritani Finacial Corporation, Bank of the Ozarks, Inc., Dime Community Bancshares, Inc., Chemical Financial Corporation, TrustCo Bank Corp NY, Berkshire Hills Bancorp, Inc., and Brookline Bancorp, Inc., were added to complete the peer group. The selected peer group information was supplemented with published survey information using the 2011/2012 Towers Watson Financial Institutions Survey. The peer company information used for the 2012 compensation package is shown below.

	Year Ended December 31, 2010
			Net
		Market	Income
Company Name	Assets ($M)	Cap ($M)	($M)
First Financial Bankshares, Inc.	3,776	1,079	59,659
IBERIABANK Corporation	10,027	1,550	48,826
Kearny Financial Corp. (MHC)	2,340	626	6,812
Lakeland Financial Corporation	2,682	400	24,543
MetroCorp Bancshares, Inc.	1,559	107	-927
OmniAmerican Bancorp, Inc.	1,108	195	1,657
Prosperity Bancshares, Inc.	9,477	1,898	127,708
S.Y. Bancorp, Inc.	1,903	299	22,953
Southside Bancshares, Inc.	3,000	357	40,446
Texas Capital Bancshares, Inc.	6,446	1,228	37,187
Univest Corporation of Pennsylvania	2,134	271	15,756
Oritani Financial Corp.	2,477	581	8,364
Bank of the Ozarks, Inc.	3,273	992	63,924
Dime Community Bancshares, Inc.	4,040	492	41,389
Chemical Financial Corporation	5,246	631	23,090
TrustCo Bank Corp NY	3,955	513	29,321
Berkshire Hills Bancorp, Inc.	2,881	467	13,858
Brookline Bancorp, Inc.	2,721	649	27,641
High	10,027	1,898	127,708
Low	1,108	107	-927
Median	2,682	400	24,543
Average	4,041	728	34,965

ViewPoint Financial Group, Inc.	2,942	407	17,799

We believe our executive compensation packages are reasonable when considering our business strategy, our compensation philosophy and the competitive market pay data.

Executive Summary. Long standing President and Chief Executive Officer Garold R. Base retired at the conclusion of his employment contract on December 31, 2011. The Board of Directors appointed Mark E. Hord, Executive Vice President and General Counsel, as interim President and Chief Executive Officer, effective January 1, 2012. Mr. Hord served in that capacity until the completion of our merger with Highlands Bancshares, Inc. in April 2012, at which time Kevin J. Hanigan, Chief Executive Officer and Chairman of the Board of Highlands Bancshares, Inc., became President and Chief Executive Officer of the Company and the Bank.

Base Salary. Our base salary levels reflect a combination of factors, including competitive pay levels relative to peer groups discussed above, the published survey data, the executive’s experience and tenure, our overall annual budget, and the executive’s individual performance and level of responsibility. We review salary levels annually to recognize these factors.

As noted above, our compensation philosophy targets base salaries that are consistent with the market for comparable positions. The base salaries of our named executive officers compared to competitive benchmarking at the median of the peer data reflect our philosophy. Base pay increases granted to Ms. McKee, Mr. Hord, Mr. Parks, and Mr. Williamson in 2011 ranged from 4.7% to 9.6%. There was no base pay increase granted to Mr. Base in 2011.

Base salaries for 2011 were as follows: Mr. Base—$490,360; Ms. McKee—$237,142; Mr. Hord—$230,100; Mr. Parks—$248,058; and Mr. Williamson—$219,800. Base salaries for 2012 were increased 3%, and are as follows: Ms. McKee—$244,256; Mr. Hord -$237,003; Mr. Parks—$255,500; and Mr. Williamson—$226,394.

Executive Officer Incentive Plan. For 2011, the Compensation Committee approved a new Executive Officer Incentive Plan (“EOIP”) requiring that an organizational performance threshold (“OPT”), determined by the Compensation Committee based on earnings per share, be met before any incentive awards can be earned by the officers. Participation in the EOIP is approved by the Compensation Committee on an annual basis.

For each participant, 75% of his or her bonus was weighted to achievement of corporate goals, with the remaining 25% being based on an individual performance assessment. For 2011, the metrics for the corporate goals were: return on average equity, non-performing assets, efficiency ratio, earnings per share, loan growth and core deposit growth. The corporate goals were determined by the Compensation Committee utilizing financial and operating budget information, with a threshold, target and maximum performance payout generally at 50%, 100%, and 170%, respectively, of the Board’s budgeted incentive target payout, based on where actual performance falls within the performance range. The threshold, target and maximum performance range is reviewed and set by the Compensation Committee. The payout percentages of base salary for 2011 for the minimum, target and maximum levels of performance were as follows: President/CEO: 25.0%, 50.0% and 85.0%, respectively; and Executive Vice Presidents: 15.0%, 30.0% and 51.0%, respectively.

Each annual incentive award is paid 50% in cash and 50% in phantom stock, with the phantom stock mirroring the Company’s common stock price. The phantom stock will be earned two years from the grant date of the award based on achievement of the applicable OPTs, each year, over that two year period, as follows:

•	If the OPT is achieved both years, all of the phantom stock will be earned in each period and paid in cash following the end of the two year period.

•	If the OPT is achieved one year, one-half of the phantom stock will be earned in that period and paid in cash following the end of the two year period.

•	If the OPT is not achieved either year, the phantom stock will be cancelled and not earned or paid.

The Compensation Committee also approved a clawback provision for the EOIP that is applicable to all participants in the EOIP. Under this provision, any payment made under the EOIP which was based upon materially inaccurate financial statements and requires a restatement will be subject to repayment. The repayment, in whole or in part, is at the discretion of the Compensation Committee.

As a percent of base salary, the amounts earned were 45% for Mr. Base and 30% for the other named executives. The 2011 cash portion of the annual incentives were paid in January 2012. For the amounts paid under the EIOP, please refer to the Summary Compensation Table. The Grants of Plan-Based Awards Table includes the possible payouts under the threshold level, the target level and the maximum level.

For 2012, the Compensation Committee changed the metrics for the corporate goals to be return on average equity, non-performing assets, efficiency ratio, operating earnings per share and net interest margin (which replaced loan and core deposit growth). The weighting of goals and the percentage and method of payout did not change from 2011.

Equity Incentive Plan. In May 2007, shareholders approved the ViewPoint Financial Group 2007 Equity Incentive Plan. The purpose of this plan is to promote the long-term success of the Company and increase shareholder value by attracting, encouraging and retaining key employees and directors, and linking the interests of directors, officers and employees to the interests of the shareholders. The plan allows the Company to grant or award stock options, stock appreciation rights, restricted stock and restricted stock units to directors, advisory directors, officers and other employees of the Company or the Bank.

During 2007, directors and named executive officers were awarded restricted shares of the Company’s common stock. The number of shares awarded was based on the recommendation of our then compensation consultant, Longnecker and Associates, and a review of industry practices. The restricted shares were granted to directors and named executive officers in 2007 without payment, and are subject to forfeiture and limits on transfer until the shares vest. The restricted shares vest at a rate of 20% per year. The first installment vested on May 22, 2008 with the final vesting to occur on May 22, 2012. Unvested restricted shares are forfeited upon termination of service by the director or named executive officer, except in the event of death, disability, or a change of control of the Company. In the event of death or disability, the vesting of the restricted shares is accelerated to the date of the director’s or officer’s termination of service with the Company. In the event of a change of control of the Company, all unvested restricted shares vest upon the earliest date of the change of control.

The restricted shares are transferable only by will or the laws of descent and distribution. The directors and named executive officers have the right to receive any dividends declared and paid on the restricted shares and are entitled to vote the shares during the restricted period.

At the annual meeting, shareholders will be asked to approve the 2012 Equity Incentive Plan, which would be administered by the Compensation Committee and permit the granting of stock options, restricted stock and other equity awards. See “Proposal 3 – Approval of the 2012 Equity Incentive Plan.”

Stock Ownership Guidelines. The Compensation Committee approved a stock ownership guideline in 2011, requiring named executive officers and Board members to have a significant stake in the Company’s results and share value through holding a suitable amount of Company stock. The requirement aligns the interests of our executives and Board with the interests of our shareholders. The President and Chief Executive officer is required to hold shares valued at $750,000, while the other named executive officers and the Board are required to hold shares valued at $100,000 each. Current named executive officers and Board members have three years to reach the required ownership levels and newly named executive officers must reach the required ownership levels within five years of joining the organization, or the date they are promoted to a named executive officer position, as applicable. As of December 31, 2011, all then-current named executive officers and Board members had met their required ownership levels.

Shareholder “Say on Pay”. Beginning with our last annual meeting of shareholders, we are required under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) to include a non-binding, advisory, “say on pay” vote in our annual meeting proxy statement at least once every three years and at least once every six years a non-binding, advisory vote on the frequency of future say-on-pay votes, with stockholders having the choice of every year, every two years or every three years. At our last annual meeting of shareholders, shareholders approved the compensation of the named executive officers for fiscal year 2012. Accordingly, the Board of Directors has continued to apply the same effective principles and philosophy it has used in prior years in determining executive compensation and will continue to consider shareholder feedback when determining executive compensation. At our last annual meeting of shareholders, shareholders also voted on the frequency of future say-on-pay votes, with the most votes cast in favor of a frequency of every year. Our Board of Directors determined, in light of those results, that the Company will include a say-on-pay vote in its annual meeting proxy materials every year until the next required frequency vote is held. See “Proposal II—Advisory Vote on Executive Compensation.”

Impact of Accounting and Tax Treatments of Compensation

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to the Company with the benefit to the executive.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual non-performance based compensation over $1.0 million paid to their named executive officers. To maintain flexibility in compensating our executive officers in a manner designed to promote varying corporate goals, it is not a policy of the committee that all executive compensation must be tax-deductible. In 2011, all compensation was deductible. The 2007 Equity Incentive Plan approved by shareholders permits the award of stock options, stock appreciation rights and other equity awards that are fully deductible under Code Section 162(m).

Process Used in Determining Compensation

The Compensation Committee approves the annual compensation package of our CEO and other named executive officers. The Compensation Committee annually analyzes our CEO’s performance and determines his base salary and bonus award payout based on its assessment of his performance. Annual performance reviews and any other information that the Compensation Committee may deem relevant are considered by the Compensation Committee when making decisions on setting base salaries and award plan targets and payments for our named executive officers. When making decisions on setting base salary and award plan targets and payments for new named executive officers, the Compensation Committee considers the importance of the position to the Company, the past salary history of the executive officer and future contributions to be made by the executive officer. The Compensation Committee modifies (as appropriate) and approves recommendations of the executive compensation consultants, who are selected by the committee.

Summary Compensation

The following table sets forth information concerning the annual compensation for services provided to our Chief Executive Officer (who retired effective December 31, 2011), Chief Financial Officer and our three other most highly compensated executive officers during the fiscal years ended December 31, 2011, 2010 and 2009. We refer to the officers listed in the table below as the “named executive officers.”

						Non-Equity
				Stock	Option	Incentive Plan	All Other
				Awards ($)	Awards ($)	Compensation	Compensation
Name and Principal Position	Year	Salary ($)		(4)	(5)	($) (6)	($) (7)	Total ($)
Garold R. Base (1)	2011	711,022	(3)	(514,423)	—	221,287	660,353	1,529,868
President and CEO	2010	490,360		—	—	257,700	119,282	867,342
	2009	490,360		—	—	112,890	134,304	737,554
Pathie E. McKee	2011	237,142		—	—	35,838	45,624	318,604
EVP and CFO	2010	216,320		—	—	76,151	38,306	330,777
	2009	216,320		—	—	37,721	36,974	291,015
Mark E. Hord	2011	230,100		—	—	34,774	44,492	309,366
EVP and General Counsel	2010	217,625		—	—	78,141	38,705	334,471
	2009	217,625		—	—	36,520	37,383	291,528
James C. Parks	2011	248,058		—	—	37,488	46,529	332,075
EVP , COO and Chief	2010	227,136		—	—	81,556	40,017	348,709
Information Officer of ViewPoint Bank	2009	227,136		—	—	41,310	38,499	306,945
Mark L. Williamson (2)	2011	219,800		—	318,000	33,217	10,417	581,434
EVP, Chief Credit Officer

(1)	Retired effective December 31, 2011.
(2)	Mr. Williamson was hired in September 2010.
(3)	Includes $220,662 paid to Mr. Base for accrued vacation.
(4)	Reflects the portion of the stock awards compensation reported as being granted in 2007 in the Summary Compensation Table which ultimately did not vest due to forfeiture upon retirement. See Note (a) in the following table.
(5)	Reflects the grant date fair value of the award under Accounting Standards Codification Topic 718, based on the fair value of the stock option awards, as estimated using the Black-Scholes option-pricing model. The assumptions used in the calculation of this amount are included in Note 17 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2012.
(6)	Represents incentive award amounts awarded for performance under the EOIP. The awards were approved by the Compensation Committee and, for 2009 and 2010, were paid in full following the end of the fiscal year, and for 2011 were paid 50% in cash and 50% in phantom stock (with the exception of Mr. Base’s award which was paid all in cash). The amounts for 2011 reflect the cash portion of the annual incentive award paid for 2011. The phantom stock is earned based on the achievement of certain performance thresholds being met each year over the next two years (2012 and 2013). See “Grants of Plan-Based Awards” below.
(7)	The amounts reported for 2011 are listed in the below table (perquisites totaling less than $10,000 were excluded):

	Garold R.	Pathie E.	Mark E.	James C.	Mark L.
	Base	McKee	Hord	Parks	Williamson
Benefit Type
401(k) Matching	$12,250	$12,077	$11,733	$12,250	$3,023
SERP Contribution	67,854	—	—	—	—
ESOP Allocation	29,958	29,535	28,694	29,958	7,394
Dividends paid on restricted stock	11,698	3,796	3,796	3,796	—
Exchange of restricted stock for value (a)	488,180	—	—	—	—
Consulting Services for 2012 (b)	28,270	—	—	—	—
Bank Owned Life Insurance (c)	1,610	216	269	525	—
Perquisites and Other Personal Benefits:
Benefit Allowance (d)	20,000	—	—	—	—
Other (e)	533	—	—	—	—
Total	660,353	45,624	44,492	46,529	10,417

(a)	Mr. Base received $488,180 in exchange for his resignation as a director of the Company and the Bank prior to the scheduled expiration of his terms and the resulting forfeiture of 38,992 shares of restricted stock that were scheduled to vest on May 22, 2012. These shares had a fair market value of $501,047 on December 31, 2011.
(b)	The Resignation, Consulting, Noncompetition, Non-Solicitation and Confidentiality Agreement and Release dated December 28, 2011 executed by the Company and Mr. Base provided that Mr. Base would provide consulting and advisory services to the Company for a four-month period commencing January 1, 2012, for which he will be paid $7,067 per month.

(c)	In September 2007, we purchased Bank Owned Life Insurance (BOLI). Amounts represent insurance premiums paid on the death benefit portion of the BOLI. Under the terms of the BOLI, each insured employee was provided the opportunity to designate a beneficiary to receive a death benefit equal to two times the insured employee’s base salary on the date of purchase if the insured dies while employed at the Bank.
(d)	Under the terms of Mr. Base’s employment agreement, he received an annual allowance to be used for automobile expenses, professional fees and dues, and as he may otherwise determine.
(e)	This amount represents $533 for spouse travel.

Grants of Plan-Based Awards

The following table provides information concerning annual EOIP awards made to named executive officers in 2011.

		Estimated Future Payouts Under Non-
		Equity Incentive Plan Awards (1)
Name	Plan Name	Threshold ($)	Target ($)	Maximum ($)
Garold R. Base	Annual Cash Incentive Plan	122,590	245,180	416,806
Pathie E. McKee	Annual Cash Incentive Plan	35,571	71,143	120,942
Mark E. Hord	Annual Cash Incentive Plan	34,515	69,030	117,351
James C. Parks	Annual Cash Incentive Plan	37,209	74,417	126,510
Mark L. Williamson	Annual Cash Incentive Plan	32,970	65,940	112,098

(1)	For each named executive officer, represents the threshold, target and maximum amounts that were potentially payable for the year ended December 31, 2011 under the Company’s EOIP if all performance criteria met the required level. If some, but not all, performance criteria met or exceeded the threshold level, a pro rata portion of the incentive award could still be earned. Each annual incentive award is paid 50% in cash and 50% in phantom stock, with the phantom stock mirroring the Company’s common stock price. The phantom stock is earned over a two year period based on the achievement of certain performance thresholds each year over that two year period. For 2011, Ms. McKee, Mr. Hord, Mr. Parks and Mr. Williamson earned $71,676, $69,548, $74,976 and $82,620, respectively. Of these amounts, the executives were paid 50% in cash, which is reflected under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. The remaining 50% of their incentive award was converted to phantom stock as shown below in the “Outstanding Equity Awards at Fiscal Year-End” table. For additional information regarding the EOIP, see “Compensation Discussion and Analysis – Equity Officer Incentive Plan.”

The material terms of the EOIP are discussed above under “Compensation Discussion and Analysis.” The material terms of Mr. Base’s employment agreement, the severance agreements with the other named executive officers, and our other material compensation plans and arrangements are discussed in detail under “Potential Post-Termination Payments and Benefits” and “Description of Our Material Compensations Plans and Arrangements” below.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding grants of awards held by named executive officers as of December 31, 2011.

	Option Awards				Stock Awards
							Equity incentive
	Number of	Number of					plan awards:	Equity incentive plan
	securities	securities			Number of	Market value	number of	awards: market or
	underlying	underlying			shares or	of shares or	unearned shares,	payout value of
	unexercised	unexercised	Option	Option	units of stock	units of stock	units or other rights	unearned share, units
	options (#)	options (#)	exercise	expiration	that have not	that have not	that have not vested	or other rights that
Name	exercisable	unexercisable (1)	price ($)	date	vested (#) (2)	vested ($) (3)	(#)(4)	have not vested ($) (3)
Pathie E. McKee	—	—	—	—	12,654	164,629	2,755	35,838
Mark E. Hord	—	—	—	—	12,654	164,629	2,673	34,774
James C. Parks	—	—	—	—	12,654	164,629	2,881	37,488
Mark L. Williamson	—	25,000	12.72	5/24/2016	—	—	2,553	33,217

(1)	Mr. Williamson’s options vest 20% annually over a period of five years, with the first vesting to occur on May 24, 2012, subject to certain performance-based vesting conditions each year.
(2)	These shares vest on May 22, 2012.
(3)	Based on the closing price of $13.01 per share of the Company’s common stock on December 31, 2011.
(4)	Represents shares of phantom stock received by the executive in connection with the annual incentive plan awards earned under the EIOP. These shares vest in two equal annual installments on December 31, 2012 and 2013, subject to the achievement of certain performance thresholds each year over the two year period. These shares, if and when earned, will be paid out to the executive in cash based on the closing price of the Company’s common stock as of the end of the fiscal year in which such shares are earned.

Option Exercises and Stock Vested

The following table provides information concerning the restricted stock awards that vested during 2011 with respect to the named executive officers. No stock options were exercised by the named executive officers during 2011.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)
	38,992	486,230	(1)
Garold R. Base	38,992	488,180	(2)
Pathie E. McKee	12,654	157,808	(1)
Mark E. Hord	12,654	157,808	(1)
James C. Parks	12,654	157,808	(1)

(1)	Based on the closing price of $12.47 per share of the Company’s common stock on May 22, 2011, the date the shares vested.
(2)	Reflects the amount paid to Mr. Base in exchange for the forfeiture of restricted stock relating to his agreement to retire from the Board of Directors prior to the expiration of his term.

Non-qualified Deferred Compensation

The following table sets forth information about the non-qualified deferred compensation activity for the named executive officers during 2011.

		Executive	Company’s	Aggregate	Aggregate	Aggregate
		Contributions	Contributions in	Earnings in	Withdrawals/	Balance at Last
Name	Plan	in Last FY ($)	Last FY ($) (1)	Last FY ($) (2)	Distributions ($)	FYE ($) (3)
	Supplemental Executive
Garold R. Base	Retirement Plan	—	67,854	71,090	—	1,301,488
	Deferred Compensation Plan	—	—	16,930	—	470,159
Pathie E. McKee	Deferred Compensation Plan	—	—	3,143	—	49,033
Mark L. Williamson	Deferred Compensation Plan	14,721	—	—	—	14,721

(1)	Included in the Summary Compensation Table under “All Other Compensation.”
(2)	These amounts are not included in the Summary Compensation Table as they were not preferential or at above market rates.
(3)	The aggregate amount previously reported as compensation to Mr. Base in the Summary Compensation Table for previous years is $185,541. Mr. Base retired effective December 31, 2011. The balance of Mr. Base’s SERP will be paid out in three equal installments on July 1, 2012, November 1, 2012, and August 1, 2013.

See the discussion under “Description of Our Material Compensation Plans and Arrangements—Supplemental Executive Retirement Plan” and “Deferred Compensation Plan” for additional information regarding our non-qualified deferred compensation arrangements.

Potential Post-Termination Payments and Benefits

Mr. Base retired at the conclusion of his employment agreement on December 31, 2011, and entered into a Resignation, Consulting, Noncompetition, Non-Solicitation and Confidentiality Agreement and Release dated December 28, 2011 (the “Agreement”). Under the terms of the Agreement, Mr. Base (i) received $488,180 in exchange for his resignation as a director of the Company and the Bank prior to the scheduled expiration of his terms and the resulting forfeiture of 38,992 shares of restricted stock that were scheduled to vest on May 22, 2012, and (ii) agreed to provide consulting and advisory services to the Company for a four-month period commencing on January 1, 2012, for which he is entitled to receive $7,067 per month. The restricted shares forfeited by Mr. Base had a fair market value of $501,047 on December 28, 2011, based on the closing price of the Company’s common stock on that date.

The Agreement contains a covenant not to compete with the Company during the four-month period Mr. Base is providing consulting and advisory services to the Company. The Agreement also prohibits Mr. Base from disclosing confidential information regarding the Company and contains a general release of claims by Mr. Base. See the compensation-related tables above for additional information regarding payments received by Mr. Base.

The following table summarizes the value of the termination payments and benefits that the named executive officers, other than Mr. Base, would have received if their employment had been terminated on December 31, 2011, under the circumstances shown.

				Involuntary or Good Reason
				termination (not in	Involuntary or Good Reason
			Disability	connection with change in	termination (in connection
Benefit	Retirement ($)	Death ($)	($)	control) ($)	with change in control) ($)
Pathie E. McKee
Salary Continuance (1)	—	—	—	237,142	237,142
Restricted stock award (2)	—	164,629	164,629	—	164,629
BOLI (3)	—	400,000	—	—	—
Phantom Stock Awards (4)	35,838	35,838	35,838	—	—
Mark E. Hord
Salary Continuance (1)	—	—	—	230,100	230,100
Restricted stock award (2)	—	164,629	164,629	—	164,629
BOLI (3)	—	408,304	—	—	—
Phantom Stock Awards (4)	34,774	34,774	34,774	—	—
James C. Parks
Salary Continuance (1)	—	—	—	248,058	248,058
Restricted stock award (2)	—	164,629	164,629	—	164,629
BOLI (3)	—	420,000	—	—	—
Phantom Stock Awards (4)	37,488	37,488	37,488	—	—
Mark L. Williamson
Salary Continuance (1)	—	—	—	219,800	219,800
Stock Options (5)	—	7,250	7,250	—	7,250
Phantom Stock Awards (4)	33,217	33,217	33,217	—	—

(1)	Amount reflects the executive’s annual base salary, which would be payable over a twelve month period, subject to offset for amounts received by the executive in connection with other employment. In addition to the amounts reflected above, the Bank will provide the executive, at the Bank’s expense, the hospitalization, medical, dental, prescription drug and other health benefits required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time. The executive will also be provided with reasonable outplacement services following an involuntary termination. See “Description of Our Material Compensation Plans and Arrangements — Salary Continuance Agreements with Named Executive Officers” below.
(2)	Represents the value of the executive’s restricted shares of the Company’s common stock based on a closing price of $13.01 per share on December 31, 2011.
(3)	Represents the death benefit portion of BOLI paid to a designated beneficiary if the insured dies while employed at the Bank. The amount is calculated at two times the employee’s base salary at the time BOLI was purchased in September 2007.
(4)	Represents the value of the executive’s unvested phantom shares based on a closing price of $13.01 per share on December 31, 2011. In each of these cases, payment of the unvested award (or a portion thereof) is at the discretion of the Compensation Committee based on a recommendation from the President/Chief Executive Officer. In the event that a participant is terminated or voluntarily leaves the Company prior to vesting, other than retirement, death or disability, the award will usually be forfeited. If a participant retires, dies or becomes disabled prior to vesting, the award may be earned based on the length of time the participant was a full-time employee.
(5)	Represents the value of stock options calculated using the difference between the closing price of $13.01 per share on December 31, 2011 and the option exercise price of $12.72 per share.

Description of Our Material Compensation Plans and Arrangements

General. We currently provide health and welfare benefits to our employees, including hospitalization, comprehensive medical insurance, and life and long-term disability insurance, subject to certain deductibles and co-payments by employees. We also provide certain retirement benefits. See Notes 15 and 16 of the Notes to Consolidated Financial Statements under Part II, Item 8 of the Annual Report on Form 10-K.

Employment Agreement of Kevin J. Hanigan. Mr. Hanigan entered into an employment agreement with the Company and the Bank which became effective in April 2012, upon completion of the Company’s acquisition of Highlands Bancshares Inc. The agreement provides that Mr. Hanigan will serve as President and Chief Executive Officer of the Company and the Bank until December 31, 2014, unless the agreement is terminated before that date for specific causes as described in the agreement, or the term of the agreement is extended beyond that date. The agreement further provides that on December 13, 2013 and on each December 13th thereafter, the term of the agreement will be automatically extended by one additional year unless within 60 days prior to the extension date either the Company or Mr. Hanigan provides notice of non-extension to the other. Under the employment agreement, Mr. Hanigan will receive a minimum annual salary of $475,000, with the potential of cash bonuses, as determined by the board of directors of the Company in its sole discretion, and the right to participate in any incentive compensation plan adopted by the Company. Mr. Hanigan is also entitled under the employment agreement to: participation in any stock-based compensation plans; a life insurance policy at the Company’s expense, to be owned by Mr. Hanigan, in the face amount of $1,000,000; an executive benefits allowance of at least $35,000 per year; participation in the Company’s supplemental executive retirement plan and any other non-qualified retirement program established for the benefit of executives or key employees of the Company; and participation in any other retirement plans, group insurance and other benefits provided to full-time employees generally and in which executive officers participate. Early termination of Mr. Hanigan’s employment agreement without cause, or under certain other specified circumstances, will entitle Mr. Hanigan to severance benefits consisting of (i) a continuation of compensation payments under the agreement for the remaining term of the agreement equal to no less than his base salary for 18 months plus a pro rata portion of any unpaid bonus earned prior to the termination date, if the termination occurs prior to a change in control, or (ii) a lump sum payment equal to 24 months of base salary, if the termination occurs in connection with or following a change in control.

Salary Continuance Agreements with Named Executive Officers. The Bank has entered into salary continuance agreements with Ms. McKee, Mr. Hord, Mr. Parks and Mr. Williamson. The agreements provide that on the first anniversary of the effective date and on each anniversary thereafter the term of the agreement will be extended for a period of one year, provided that the Bank has not given notice to the executive officer in writing at least 90 days prior to such anniversary date that the term of the agreement shall not be extended further. Under the terms of these agreements, for a period of one year following the executive’s involuntary termination of employment, the Bank will (i) continue to pay the executive’s base salary, as in effect on the termination date, and (ii) provide to the executive, at the Bank’s expense, the hospitalization, medical, dental, prescription drug and other health benefits required to be provided under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time. The executive shall be provided with reasonable outplacement services following an involuntary termination.

An involuntary termination means the termination of the executive’s employment (i) by the Bank, without the executive’s express written consent; or (ii) by the executive by reason of a material diminution of or interference with the executive’s duties, responsibilities or benefits, including any of the following actions unless consented to in writing by the executive: (1) a requirement that the executive be based at any place other than Plano, Texas, or within a radius of 35 miles from the location of the Bank’s administrative offices; (2) a material demotion; (3) a material reduction in the number or seniority of personnel reporting to the executive other than as part of a Bank-wide reduction in staff; and (4) a reduction in the executive’s salary, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank. Involuntary termination does not include termination for cause, retirement, death, disability, or suspension or temporary or permanent prohibition from participation in the conduct of the Bank’s affairs under Section 8 of the Federal Deposit Insurance Act.

The severance payments are subject to the executive executing a general release. Amounts received by an executive with respect to services performed by the executive for others during the one year period following termination shall reduce the amounts payable by the Bank under the terms of the severance agreement.

Supplemental Executive Retirement Plan. The supplemental executive retirement plan is a defined contribution based plan that allowed Mr. Base to defer all or part of his compensation, including performance-based compensation, until his separation from service from the Bank. In addition, the Bank made contributions to the plan equal to 7% of Mr. Base’s annual base salary and annual cash incentive plan award, payable in quarterly installments. All funds deferred by Mr. Base or contributed by the Bank under the plan were deposited into a brokerage account owned by the Bank, but over which Mr. Base controls investment decisions. Mr. Base was 100% vested in all deferrals, contributions and earnings as of January 1, 2011. Payment of plan benefits will be made in three installments over 18 months, except in the case of a change in control or Mr. Base’s death, in which case payment will be made in a lump sum. Payments may also be made on account of hardship. If, after his separation from service with the Bank, Mr. Base violates the non-competition requirements of his employment agreement (described above), then he will forfeit any remaining payments due him.

Deferred Compensation Plan. We also maintain a non-qualified deferred compensation plan that allows selected management and highly compensated employees and directors to defer a portion of their current base salary, annual cash incentive plan award, or director’s compensation into the plan until his or her termination of service, disability or a change in control. There is no limit regarding how much of a participant’s compensation may be deferred. All funds deferred by participants are deposited into a brokerage account owned by the Bank, but each participant controls the investment decision with respect to his or her account. All participants are 100% vested in their deferrals and the earnings thereon. A participant may elect to receive his or her account on a specified date that is at least five years from when the deferral amount is contributed to the plan, or to have his or her account distributed upon either the earlier or later of the specified payout date or the participant’s termination of service. All distributions under the plan can be made in a cash lump sum equal to the value of the participant’s deferred compensation plan account at the time of distribution or in annual payments. Payments may also be made on account of an unforeseeable financial emergency.

401(k) Plan. We offer a qualified, tax-exempt savings plan to our employees with a cash or deferred feature qualifying under Section 401(k) of the Code (the “401(k) Plan”). All employees who have attained age 18 are eligible to make 401(k) contributions. Eligible employees are also entitled to matching contributions, if any, after they have completed 12 months of continuous employment during which they worked at least 1,000 hours.

Participants are permitted to make contributions to the 401(k) Plan of up to 75% of their annual salary, up to a maximum of $16,500. In addition, participants who have attained age 50 may defer an additional $5,500 annually as a 401(k) “catch-up” contribution. During 2011, we matched eligible 401(k) contributions (other than catch-up contributions) in an amount equal to 100% of the participant’s 401(k) deferrals for the year up to 5% of the participant’s salary. The plan allows for a discretionary profit sharing contribution; however, with the implementation of the employee stock ownership plan in 2006, no profit sharing contributions are currently paid. All 401(k) deferrals made by participants are pre-tax contributions, and those deferrals and earnings thereon are immediately vested. Matching contributions and earnings thereon vest at 20% per year, beginning with the second year of service. In the event of retirement at age 65 or older, permanent disability or death, however, a participant will automatically become 100% vested in all matching and profit sharing contributions and earnings thereon.

Participants may invest amounts contributed by them, as well as the employer matching and profit sharing contributions, in one or more investment options available under the 401(k) Plan. Changes in investment directions among the funds are permitted on a periodic basis pursuant to procedures established by the plan administrator. Participants are permitted to borrow against their account balance in the 401(k) Plan.

Employee Stock Ownership Plan. As part of our 401(k) plan, we maintain an employee stock ownership plan (“ESOP”). The principal purpose of the ESOP is to provide a valuable benefit to employees by virtue of stock ownership. The ESOP borrowed funds from the Company and acquired Company common stock in connection with its 2006 and 2010 stock offerings. The common stock is allocated to ESOP participants over time as the ESOP loan is repaid to the Company. The ESOP loan is repaid by the Bank making contributions to the ESOP, and the ESOP using these contributed funds to repay the Company. Shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and released to participants’ accounts as debt service payments are made. Shares released are allocated to each eligible participant’s ESOP account based on the ratio of each participant’s eligible compensation to the total eligible compensation of all participants. An employee is eligible for an employee stock ownership allocation if he is credited with 1,000 or more service hours during the plan year, and either is actually employed on the last day of the plan year or has attained age 65. Forfeitures are reallocated among remaining participating employees in the same manner as an employee contribution. The account balances of participants vest at a rate of 20% for each year of service, beginning with the first year of service. Credit for eligibility and vesting is given for years of service with the Bank (and its predecessor organization) prior to adoption of the ESOP. In the case of a “change in control,” which triggers termination of the plan, participants immediately will become fully vested in their account balances. Benefits are payable upon retirement or other separation from service, or upon termination of the plan.

COMPENSATION OF DIRECTORS

Non-Employee Director Compensation

The following table sets forth a summary of the compensation paid to the Company’s non-employee directors during 2011, each of whom is also a director of the Bank. Compensation is paid to directors for service on the Bank Board of Directors. No additional compensation is paid for service on the Company’s Board.

	Fees Earned or
	Paid in Cash		All Other
Name	($)(1)	Stock Awards ($)	Compensation ($) (2)	Total ($)
Gary D. Basham	84,000	—	1,845	85,845
Jack D. Ersman	87,750	—	1,855	89,605
Anthony J. LeVecchio	93,000	—	1,819	94,819
Brian McCall(3)	48,000	—	378	48,378
James B. McCarley	91,500	—	2,072	93,572
Karen H. O’Shea	71,750	—	1,797	73,547
V. Keith Sockwell	58,000	—	1,855	59,855

(1)	Directors may defer all or any part of their directors’ fees, which pursuant to the non-qualified deferred compensation plan are invested in independent third-party mutual funds.
(2)	All other compensation for the current board members includes dividends paid on restricted stock and premiums on life insurance.
(3)	Mr. McCall was appointed to fill a newly created position on the Board of Directors of the Company in July 2011.

During 2011, each non-employee director received (i) a $20,000 annual retainer; (ii) $1,000 per board meeting attended and (iii) $750 per committee meeting attended. In addition, the Chairman of the Board received an additional $30,000 per year, the Audit Committee Chair received an additional $7,500 per year and the Compensation Committee Co-chairs received an additional $2,500 each per year for the additional responsibilities associated with these positions. During 2011, the Compensation Committee elected to combine the Co-chair positions into one Chair position with a $5,000 per year fee. These same retainers and fees are projected for 2012. Directors may elect to defer receipt of all or any part of their directors’ fees pursuant to a non-qualified deferred compensation plan. These deferred fees are invested in third party mutual funds. We also pay premiums for a life insurance policy and accidental death and dismemberment policy for the benefit of each non-employee director. Under the terms of the Bank Owned Life Insurance, each director was provided a death benefit of $40,000 if the insured dies while a director at the Bank. If the director leaves the service of the Company for any reason other than death, all rights to any such benefit cease.

Directors are provided or reimbursed for travel and lodging (including for spouse) and are reimbursed for other customary out-of-pocket expenses incurred in attending out-of-town board and committee meetings, as well as industry conferences and continuing education seminars. We also pay the premiums on directors’ and officers’ liability insurance.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis, or CD&A, contained in this proxy statement with management. Based on the Compensation Committee’s review of and discussion with management with respect to the CD&A, the Compensation Committee has recommended to the Board of Directors of the Company that the CD&A be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011,for filing with the SEC.

The foregoing report is provided by the Compensation Committee of the Board of Directors:

Gary D. Basham	Jack D. Ersman	Anthony J. LeVecchio
Brian McCall	James B. McCarley	Karen H. O’Shea (Chair)
V. Keith Sockwell

CORPORATE GOVERNANCE

Director Independence

The Board of Directors of the Company has determined that all of its directors, with the exception of Kevin J. Hanigan, the Company’s President and Chief Executive Officer, are “independent directors” as that term is defined by applicable listing standards of the Marketplace Rules of the NASDAQ Global Select Market and by the Securities and Exchange Commission. These independent directors are Gary D. Basham, Jack D. Ersman, Bruce Hunt, Anthony J. LeVecchio, Brian McCall, James B. McCarley, Karen H. O’Shea and V. Keith Sockwell.

Board Leadership Structure. The Board has placed the responsibilities of Chairman with an independent nonexecutive member of the Board which we believe provides better accountability between the Board and our management team. We believe it is beneficial to have an independent Chairman whose sole responsibility to us is leading our Board members as they provide leadership to our executive team. Our Chairman is responsible for providing leadership to the Board and facilitating communication among the directors; setting the Board meeting agendas in consultation with the President and CEO; and presiding at Board meetings, executive sessions and shareholder meetings. This delineation of duties allows the President and CEO to focus his attention on managing the day-to-day business of the Company. We believe this structure provides strong leadership for our Board, while positioning our President and CEO as the leader of the company in the eyes of our customers, employees and other stakeholders. Executive sessions of the non-management directors without management in attendance are provided for at each regularly scheduled Board meeting and are chaired by our non-executive Chairman of the Board.

Board Role in Risk Oversight. The Board of Directors is responsible for consideration and oversight of risks facing the Company and is responsible for ensuring that material risks are identified and managed appropriately. The Audit Committee meets quarterly with management in order to review our major financial risk exposures and the steps management is taking to monitor and control such exposures. Directors also serve on various committees that focus on major areas of risk in the Company that include, but are not limited to, loans, investments, technology and compensation. Directors discuss risk and risk mitigation strategies with management within these committees. All risk oversight discussions are included in committee reports to the full Board of Directors.

Board Meetings and Committees

Meetings of the Company’s Board of Directors are generally held on a quarterly basis with additional meetings scheduled as the need arises. The membership of the Bank’s Board of Directors is identical to the Company’s Board of Directors. Meetings of the Bank’s Board of Directors are generally held on a monthly basis. For the fiscal year ended December 31, 2011, the Board of Directors of the Company held eight meetings and the Board of Directors of the Bank held 13 regular meetings and 13 special meetings. During fiscal year 2011, no director who served during 2011 attended fewer than 75% in the aggregate of the total number of meetings of each Board and the total number of meetings held by the committees of each Board on which committees he or she served.

The Board of Directors of the Company has four standing committees: Executive, Compensation, Audit and Nominating. Information regarding the functions of the Board’s committees, their present membership and the number of meetings held by each committee for the year ended December 31, 2011, is set forth below:

Executive Committee. The Executive Committee is authorized, to the extent permitted by law, to act on behalf of the Board of Directors on all matters that may arise between regular meetings of the Board upon which the Board of Directors would be authorized to act. The current members of the Executive Committee are James McCarley (Chair), Anthony LeVecchio, V. Keith Sockwell and Karen O’Shea. During 2011, this committee held 12 meetings.

Compensation Committee. The Compensation Committee operates under a formal written charter adopted by the Board of Directors. The Compensation Committee is responsible for (i) determining and evaluating the compensation of the Chief Executive Officer and other executive officers and key employees, (ii) reviewing and monitoring existing compensation plans, policies and programs and recommending changes to the goals and objectives of these plans, policies and programs to the entire Board, and (iii) reviewing and recommending new compensation plans, policies and programs. See also “Compensation Discussion and Analysis – Determination of Appropriate Pay Levels.”

During 2011, Directors O’Shea (Chair), Basham, Sockwell, Ersman, LeVecchio, McCall and McCarley were members of the Compensation Committee. In 2011, the Compensation Committee held seven meetings.

Audit Committee. The Audit Committee operates under a formal written charter adopted by the Board of Directors. The Audit Committee is appointed by the Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of our consolidated financial statements, our financial reporting processes, our systems of internal accounting and financial controls, our compliance with legal and regulatory requirements, the annual independent audit of our consolidated financial statements, the independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors and any other areas of potential financial risk to the Company specified by its Board of Directors. The Audit Committee also is responsible for the appointment, retention and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by the independent auditors.

The current members of the Audit Committee are Anthony LeVecchio (Chair), V. Keith Sockwell, Jack Ersman and Brian McCall. All members of the Audit Committee, in addition to being independent as defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules, (i) meet the criteria for independence set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934 and (ii) are able to read and understand fundamental financial statements, including our balance sheet, income statement, and cash flow statement. Additionally, Anthony LeVecchio has had past employment experience in finance or accounting and/or requisite professional certification in accounting that results in his financial expertise. The Board of Directors has determined that Mr. LeVecchio meets the requirements adopted by the SEC for qualification as an “audit committee financial expert.” During 2011, the Audit Committee held four meetings.

Governance and Nominating Committee. The Governance and Nominating Committee operates under a formal written charter adopted by the Board of Directors. The Governance and Nominating Committee is responsible for overseeing the corporate governance policies for the Company and to identify and recommend director candidates to serve on the Board of Directors. Final approval of director nominees is determined by the full Board, based on the recommendations of the Governance and Nominating Committee. The nominees for election at the meeting identified in this proxy statement were recommended to the Board by the Governance and Nominating Committee. The Governance and Nominating Committee has the following responsibilities under its charter:

(i)	Review and recommend to the Board of Directors for approval policies to enhance the Board’s effectiveness, including policies with respect to the distribution of information to Board members, the size and composition of the Board, and the frequency and structure of Board meetings;

(ii)	Review and reassess at least annually the corporate governance guidelines of the Company to determine whether they are appropriate for the Company and comply with applicable laws, regulations and listing standards, and recommend any proposed changes to the Board of Directors for approval;

(iii)	Consider any requests for waiver of, and address any violations or alleged violations of, the Company’s codes of conduct and ethics that relate to a Board member or executive officer of the Company;

(iv)	Assist in identifying, interviewing and recruiting candidates for the Board;

(v)	Recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in the Company’s charter and bylaws relating to the nomination or appointment of directors, based on criteria established by the Board;

(vi)	Review nominations submitted by shareholders that comply with the requirements of the Company’s charter and bylaws. Nominations from shareholders will be considered and evaluated using the same criteria as all other nominations;

(vii)	Annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees, as necessary; and

(viii)	Perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Nominations of persons for election to the Board of Directors may be made only by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the notice procedures. Pursuant to the Company’s bylaws, nominations for directors by shareholders must be made in writing and received by the Secretary of the Company at the Company’s principal executive offices no earlier than 120 days prior to the meeting date and no later than 90 days prior to the meeting date. If, however, less than 100 days’ notice or public announcement of the date of the meeting is given or made to shareholders, nominations must be received by the Company not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or otherwise transmitted or the day on which public announcement of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company’s bylaws.

The current members of the Governance and Nominating Committee are V. Keith Sockwell (Chair), Jack Ersman, James McCarley and Karen O’Shea. During 2011, the Governance and Nominating Committee met three times.

Committee Charters. The full responsibilities of the Audit, Compensation, Governance and Nominating and Executive Committees are set forth in their charters, which are posted in the Committee Charting section of our website at www.viewpointfinancialgroup.com.

Code of Business Conduct and Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions, and to all of our other employees and our directors. A copy of our code of ethics is available on our Internet website address, www.viewpointfinancialgroup.com.

Shareholder Communications with Directors

Any shareholder desiring to communicate with the Board of Directors, or one or more specific members thereof, should communicate in writing addressed to Mark E. Hord, General Counsel, ViewPoint Financial Group, Inc., 1309 West 15th Street, Plano, Texas, 75075, who will promptly forward all such communication to each director.

Board Member Attendance at Annual Shareholder Meetings

Although the Company does not have a formal policy regarding director attendance at annual shareholder meetings, directors are expected to attend these meetings absent extenuating circumstances. All of our directors were in attendance at last year’s annual shareholder meeting.

AUDIT AND RELATED FEES

For the fiscal years ended December 31, 2011 and 2010, Ernst & Young LLP provided various audit, audit related and other services to the Company. Set forth below are the aggregate fees billed for these services:

(a)	Audit Fees. Aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements, for the audit pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, for the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, for statutory and regulatory audits, for the financial statements for the U.S. Department of Housing and Urban Development and for consents: $414,510—2011; $387,120—2010. Amount reflected for 2010 also included $40,000 billed in connection with the Company’s “second-step” conversion.

(b)	Audit Related Fees. Aggregate fees billed for professional services rendered related to the audits of retirement and employee benefit plans and agreed-upon procedures engagements: $29,230 —2011; $20,000 —2010.

(c)	Tax Fees. Aggregate fees billed for professional services rendered related to tax return preparation and tax consultations: $225,328 —2011; $0 —2010.

(d)	All Other Fees. No fees were billed for professional services rendered for services or products other than those listed under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for 2011 and 2010.

The Audit Committee has determined that the services provided by Ernst & Young LLP as set forth herein are compatible with maintaining Ernst & Young LLP’s independence.

Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the registered public accounting firm. The Audit Committee must pre-approve the engagement letters and the fees to be paid to the registered public accounting firm for all audit and permissible non-audit services to be provided by the registered public accounting firm and consider the possible effect that any non-audit services could have on the independence of the auditors. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with its charter, for the engagement of the registered public accounting firm to render permissible non-audit services to the Company, provided that any pre-approvals delegated to one or more members of the committee are reported to the committee at its next scheduled meeting. At this time, the Audit Committee has not adopted any pre-approval policies.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2011, with the Company’s management. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications With Audit Committees (SAS 61), as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board concerning Independence as currently in effect and has discussed with Ernst & Young LLP their independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

The foregoing report is furnished by the Audit Committee of the Board of Directors:

Anthony J. LeVecchio (Chair)	V. Keith Sockwell
Jack D. Ersman	Brian McCall

LOANS AND RELATED TRANSACTIONS

WITH EXECUTIVE OFFICERS AND DIRECTORS

The Bank has followed a policy of granting loans to officers and directors. These loans are made in the ordinary course of business and on the same terms and conditions as those of comparable transactions with persons not related to the Bank, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. All loans that the Bank makes to directors and executive officers are subject to regulations of the Office of the Comptroller of the Currency restricting loans and other transactions with affiliated persons of the Bank. Loans to all directors and executive officers and their associates totaled approximately $1.4 million at December 31, 2011, which was 0.34% of our consolidated equity at that date. All loans to directors and executive officers were performing in accordance with their terms at December 31, 2011.

Under our Code of Business Conduct and Ethics, all business transactions between the Company (and its subsidiaries) and any of its directors, executive officers and/or their related interests shall be entered into only under the following conditions:

(1)	The terms, conditions and means of compensation shall be no less favorable to the Company than other similar business transactions previously entered into by it or which may be entered into with persons who are not directors or executive officers of the Company, or their related interests.

(2)	All related party transactions between our directors and executive officers and/or their related interests and the Company shall require the prior review and approval of a majority of the disinterested independent directors (as defined under the NASDAQ Stock Market listing standards) of the Board of Directors, with the interested director abstaining from participating either directly or indirectly in the voting and discussion on the proposed business transaction. For these purposes, the term “related party transactions” shall refer to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

(3)	The minutes of any Board meeting at which a business transaction between the Company and a director or executive officer, or his or her related interest, is approved or denied shall include the nature and source of all information used to establish the reasonableness and comparable nature of the terms, conditions and means of compensation, with copies thereof attached as appropriate.

During 2011, there were no related party transactions between the Company and any of its directors, executive officers and/or their related interests, except for the loans and deposits discussed above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock, to report their initial ownership of the Company’s common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this proxy statement any late filings or failures to file.

The Company believes that, based solely on a review of the copies of such reports furnished to it and written representations that no other reports were required during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during fiscal 2011.

PROPOSAL 2 — ADVISORY VOTE ON COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are including in this proxy statement and will present at the annual meeting a non-binding shareholder vote to approve the compensation of our executives, as described in the proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say on pay” vote, gives shareholders the opportunity to endorse or not endorse the compensation of the Company’s executives as disclosed in this proxy statement. This proposal will be presented at the annual meeting as a resolution in substantially the following form:

RESOLVED, that the compensation of the named executive officers described in the Company’s proxy statement in the Compensation Discussion and Analysis section and the tabular disclosure regarding named executive officer compensation together with the accompanying narrative disclosure, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, is hereby approved.

As an advisory vote, this proposal is non-binding and may not be construed as overruling a decision by the Board or creating or implying any change to the fiduciary duties of the Board, nor will it affect any compensation previously paid or awarded to any executive. Although the vote is non-binding, the Board of Directors values the opinions of the Company’s shareholders and will take into account the outcome of the vote when considering future compensation decisions.

The Dodd-Frank Act requires that we include a “say on pay” vote in our annual meeting proxy statement at least once every three years, and that at least once every six years we hold a non-binding, advisory vote on the frequency of future say-on-pay votes, with shareholders having the choice of every year, every two years or every three years. We held our first frequency vote at our last annual meeting of shareholders, and the most votes were received for a frequency of every year. Our Board of Directors determined, in light of those results, that we will include a say-on-pay vote in our annual meeting proxy materials every year until the next required frequency vote is held.

As described in the Compensation Discussion and Analysis section of this proxy statement, we design our compensation program to retain, attract and develop the best people available, and to link compensation to performance. The Board of Directors believes that our compensation programs achieve this objective, and therefore recommends that shareholders vote “FOR” this proposal.

PROPOSAL 3 — APPROVAL OF THE 2012 EQUITY INCENTIVE PLAN

Purpose

The purpose of the ViewPoint Financial Group, Inc. 2012 Equity Incentive Plan is to promote the long-term growth and profitability of the Company, to provide directors and employees with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide these individuals with incentives that are closely linked to the interests of the Company’s shareholders.

On July 6, 2010, the Company completed a public offering and share exchange as part of the Bank’s conversion from the mutual holding company structure and the elimination of ViewPoint Financial Group and ViewPoint MHC (the “Conversion”). As part of the Conversion, shares of the Company’s common stock were issued and sold in an offering to certain depositors of the Bank and others. In the prospectus for the Conversion, the Company disclosed its intention to implement a new stock-based incentive plan no earlier than 12 months after the completion of the Conversion, subject to shareholder approval. The stock-based incentive plan was projected to reserve a number of shares equal to 4% of the shares sold in the offering for awards of restricted stock to key employees and directors, at no cost to the recipients. Also, the stock-based incentive plan was projected to reserve a number of shares equal to 10% of the shares sold in the offering for issuance pursuant to grants of stock options to key employees and directors. The total projected number of shares for the equity incentive plan was approximately 15% of the then-outstanding shares.

As detailed below, if approved by the Company’s shareholders at the annual meeting, the 2012 Equity Incentive Plan would authorize up to 2,443,489 shares of common stock to be utilized for awards of stock options, stock appreciation rights and restricted stock awards (which may be in the form of shares of common stock or share units giving the participant the right to receive shares of common stock at a specified future date), with no more than 1,745,350 shares issued upon exercise of stock options and stock appreciation rights and no more than 698,139 shares issued upon award or vesting of restricted stock awards. The 2,443,489 shares represent approximately 12% of the shares of common stock sold in the Conversion.

As of the date of this proxy statement, there were outstanding options to purchase an aggregate of 530,603 shares of the common stock that were granted to employees under the Company’s 2007 Equity Incentive Plan, with 1,091,406 additional shares of common stock available for future awards of stock options and stock appreciation rights. The shares underlying outstanding options and those available for future stock option grants under the 2007 Equity Incentive Plan, together with the 1,745,350 shares that would be authorized for stock option grants under the 2012 Equity Incentive Plan, represent approximately 10% of the Company’s outstanding shares of common stock as of March 26, 2012. As of the date of this proxy statement, there had also been 537,987 shares of restricted stock awarded (87% of which were vested) and 111,890 shares available for future grants. These shares, together with the 698,139 shares that would be authorized for restricted stock awards under the 2012 Equity Incentive Plan, represent approximately 4% of the Company’s outstanding shares of common stock as of March 26, 2012. The Company believes that the additional shares that would be available for equity-based incentive awards under the 2012 Equity Incentive Plan are essential to maintain the Company’s ability to attract and retain management and other personnel of the highest quality and to align the long-term interests of these individuals with the interests of the Company’s shareholders.

The principal features of the 2012 Equity Incentive Plan are discussed below. The discussion is only a summary and is qualified in its entirety by reference to the full text of the 2012 Equity Incentive Plan, a copy of which is attached to this proxy statement as Appendix A.

General

The 2012 Equity Incentive Plan provides for the grant of the following types of awards to directors, advisory directors or directors emeritus, officers or employees of the Company and its subsidiaries who are selected to receive awards (collectively referred to below as “participants”):

•

options to purchase shares of common stock, which may be either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code (“incentive stock options”) or non-statutory options which do not satisfy the provisions of Section 422 of the Internal Revenue Code (“non-qualified stock options”) (incentive stock options and non-qualified stock options are together referred to as “stock options” or “options”);

•	stock appreciation rights; and

•	restricted stock awards, which may be in the form of shares of common stock or share units giving the participant the right to receive shares of common stock at a specified future date.

Subject to adjustments described below under “—Changes in Capitalization,” the number of shares of common stock available for awards under the 2012 Equity Incentive Plan is 2,443,489, with no more than 1,745,350 shares issued upon exercise of stock options and stock appreciation rights and no more than 698,139 shares issued upon award or vesting of restricted stock awards. Shares will be considered issued only if actually issued upon the exercise of a stock option or stock appreciation right or in connection with a restricted stock award. Any award subsequently forfeited, in whole or in part, will not be considered issued. If any award terminates, expires or lapses for any reason, any shares subject to the award will again be available for future awards under the 2012 Equity Incentive Plan. Shares used to pay the exercise price of a stock option and shares used to satisfy tax withholding obligations will not be available for future awards. To the extent shares are delivered pursuant to the exercise of a stock appreciation right, the number of underlying shares as to which the exercise related will count against the number of shares available for future awards, as opposed to only counting the shares actually issued.

Under the 2012 Equity Incentive Plan, during any calendar year, the maximum aggregate number of shares which may be issued to any one individual upon exercise of stock options and stock appreciation rights is 436,337, and the maximum aggregate number of shares which may be issued to any one individual upon award or vesting of restricted stock awards is 174,534, in each case subject to adjustments described below under “—Changes in Capitalization.”

As noted above, a participant may be a director, advisory director or director emeritus, officer or employee of the Company or any of its subsidiaries. The total number of such individuals is currently approximately 605.

Administration of the 2012 Equity Incentive Plan

The 2012 Equity Incentive Plan will be administered by a committee (referred to below as the “Plan Committee”) of two or more members of the Company’s Board of Directors, each of whom qualifies as (i) an “outside director,” within the meaning of Section 162(m) of the Internal Revenue Code, (ii) a “Non-Employee Director,” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (iii) an “independent director” under the listing standards of the NASDAQ Stock Market. Plan Committee members will serve at the discretion of the Company’s Board of Directors and may be removed by the Board at any time. It is expected that the Compensation Committee of the Company’s Board of Directors will be designated by the Board as the Plan Committee if the 2012 Equity Incentive Plan is approved by shareholders at the annual meeting.

The Plan Committee will have the authority to:

•	select participants and grant awards, determine the number of shares subject to awards to be granted and establish the terms and conditions of awards;

•	interpret the 2012 Equity Incentive Plan and determine all questions that may arise under the 2012 Equity Incentive Plan as to eligibility for participation;

•	with the consent of the participant, to the extent deemed necessary by the Plan Committee, modify the terms of any outstanding award or accelerate or defer the vesting date of the award;

•	adopt rules and regulations and prescribe forms for the operation and administration of the 2012 Equity Incentive Plan; and

•	take any other action not inconsistent with the provisions of the 2012 Equity Incentive Plan that the Plan Committee may deem necessary or appropriate.

General Terms of Awards

Stock Options. Stock options may be granted to participants at any time and from time to time by the Plan Committee. Each option grant will be evidenced by an award agreement that specifies the exercise price, the exercise period, the number of shares to which the option pertains, the vesting schedule, and such other provisions as the Plan Committee determines. In addition, the award agreement will specify whether the option is intended to be an incentive stock option (which may only be granted to employees) or a non-qualified stock option. The exercise price must not be less than the fair market value of a share of the Company’s common stock on the date of grant, provided that the exercise price of an incentive stock option granted to a holder of more than 10% of the outstanding shares of the Company’s common stock must not be less than 110% of the fair market value of a share of the Company’s common stock on the date of grant. The fair market value is the closing sale price of the Company’s common stock on the NASDAQ Stock Market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date. The exercise period of a non-qualified stock option may not exceed 15 years from the grant date and the exercise period of an incentive stock option may not exceed ten years from the grant date, provided that the exercise period of an incentive stock option granted to a holder of more than 10% of the outstanding shares of the Company’s common stock may not exceed five years from the grant date.

A participant will be permitted to pay the exercise price of his or her option in cash, or, if and to the extent permitted by the Plan Committee, by delivering shares of the Company’s common stock that he or she already owns having an aggregate fair market value equal to the aggregate exercise price, or by a combination of cash and such shares. The participant also will be permitted to pay the exercise price through a cashless exercise facilitated through a broker. The minimum number of shares which may be acquired upon exercise at any time is 100 or, if less, the total number of shares as to which the option has not yet been exercised.

The termination of a participant’s service with the Company will affect his or her ability to exercise options granted under the 2012 Equity Incentive Plan. Upon termination of service of a participant other than for cause or due to death or disability, unless otherwise determined by the Committee and specified in the award agreement, all outstanding unvested options granted to the participant will be forfeited and all outstanding vested options granted to the participant will remain exercisable for three months following the termination date, but in no event beyond the expiration date of the option. Upon termination of service of a participant due to death or disability, unless otherwise determined by the Plan Committee and specified in the award agreement, all outstanding unvested options granted to the participant will vest in full, and all outstanding options granted to the participant (regardless of whether previously vested or unvested) will remain exercisable for one year following the termination, but in no event beyond the expiration date of the option. Upon termination of service of a participant for cause, all outstanding vested and unvested options granted to the participant will immediately be forfeited.

Stock Appreciation Rights. Stock appreciation rights may be granted to participants at any time and from time to time as determined by the Plan Committee. Each stock appreciation right will be evidenced by an award agreement that specifies the terms of the award, including the number of shares subject to the award, vesting conditions, exercise price (which must be equal to at least 100% of the fair market value of a share of the Company’s common stock on the date of grant) and the exercise period (which may not exceed 15 years). A stock appreciation right may be granted in tandem with a stock option or be granted independently of any option. In the case of a stock appreciation right that is granted in tandem with a stock option, the exercise of one award will reduce, on a one-to-one basis, the number of shares covered by the other award. The plan provisions on the vesting and exercising of stock appreciation rights after termination of service are essentially the same as those applicable to stock options.

The exercise of a stock appreciation right will entitle its holder to receive an amount of cash or shares of the Company’s common stock having a value equal to (1) the difference between the fair market value of a share of the Company’s common stock on the date of exercise over the exercise price, multiplied by (2) the number of shares with respect to which the stock appreciation right is exercised. The minimum number of shares as to which a stock appreciation right may be exercised is 100 or, if less, the total number of shares as to which the stock appreciation right has not yet been exercised.

Restricted Stock Awards. Restricted stock awards may be granted to participants at any time and from time to time as determined by the Plan Committee. Restricted stock awards may be in the form of shares of the Company’s common stock that are subject to forfeiture and limits on transfer until the shares vest or in the form of restricted stock units, which are rights to receive shares of the Company’s common stock at a specified future date that are subject to forfeiture and limits on transfer until the units vest. Each restricted stock award will be evidenced by an award agreement that specifies the terms of the award, including the number of shares or units covered by the award, the amount (if any) that the participant must pay to the Company in consideration for the issuance of such shares or units, the vesting conditions and, in the case of restricted stock units, the circumstances pursuant to which the units will be converted to shares of stock.

During the vesting period, unless specified otherwise in the applicable award agreement, a holder of shares of restricted stock will have all the rights of a shareholder, including the right to vote and the right to receive dividends paid with respect to those shares. A holder of restricted stock units will not have voting rights with respect to the underlying shares until those shares are issued but, unless otherwise provided in the applicable award agreement, will have the right to receive dividend equivalents in the case of any dividends paid on the Company’s common stock. Shares of restricted stock and restricted stock units generally may not be sold, assigned, transferred, pledged or otherwise encumbered by the participant during the restricted period.

Unless otherwise determined by the Plan Committee and specified in the award agreement: (i) if a participant terminates service with the Company for any reason other than death or disability, any unvested shares of restricted stock or any unvested restricted stock units held by the participant will be forfeited; and (ii) if a participant terminates service with the Company due to death or disability, any unvested shares of restricted stock or any unvested restricted stock units held by the participant will vest in full.

Prohibition on Repricing of Stock Options and Stock Appreciation Rights

Other than as described under “—Changes in Capitalization,” neither the Company’s Board of Directors nor the Plan Committee may amend or modify the exercise price of a stock option or stock appreciation right, or cancel the stock option or stock appreciation right at a time when the exercise price is greater than the fair market value of the Company’s common stock in exchange for another award.

Transferability of Awards

A stock option, stock appreciation right or restricted stock award may be transferred upon the death of the participant to whom it is awarded, by will or the laws of inheritance. A stock option, stock appreciation right or restricted stock award may be transferred during the lifetime of the participant to whom it is awarded only pursuant to a domestic relations order, provided that the participant may apply to the Plan Committee for approval to transfer to a family member all or any portion of an unexercised non-qualified stock option or a stock appreciation right or all or any portion of an unvested restricted stock award.

Changes in Capitalization

In the event of any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, that affects the shares of the Company’s common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of rights, then the Plan Committee must, in such manner as it may deem equitable, adjust the number of shares as to which future awards may be made under the 2012 Equity Incentive Plan and the number of shares subject to and exercise prices of outstanding awards.

Change in Control

Unless provided otherwise in the terms of the applicable award agreement, upon the occurrence of a change in control of the Company, all outstanding unvested stock options, stock appreciation rights and restricted stock awards granted under the 2012 Equity Incentive Plan will vest in full. The term “change in control” is defined in the 2012 Equity Incentive Plan as the occurrence of any of the following events: (i) any third person or group becomes the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors may be cast (other than a tax-qualified employee benefit plan of the Company); (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company; or (iii) a tender offer or exchange offer for 25% or more of the total outstanding shares of the Company’s common stock is completed (other than such an offer by the Company).

Duration and Modification of the 2012 Equity Incentive Plan

The 2012 Equity Incentive Plan will remain in effect for a term of 15 years, after which no further awards may be made. The Company’s Board of Directors may at any time suspend or terminate or amend or revise the 2012 Equity Incentive Plan in whole or in part, except, in the case of an amendment or revision, to the extent shareholder approval is required under the Internal Revenue Code or the rules of any stock exchange or automated quotation system on which the Company’s common stock may then be listed or traded or on which the Company seeks to list or trade its common stock.

Federal Income Tax Consequences

The following discussion is intended for the information of shareholders considering how to vote on approval of the 2012 Equity Incentive Plan, and not as tax guidance to plan participants. Under current federal income tax laws, awards of stock options, stock appreciation rights, restricted stock and restricted stock units will generally have the following federal income tax consequences:

(1)	The grant of a stock option will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant.

(2)	If the participant exercises an incentive stock option, the exercise of the option will generally not, by itself, result in the recognition of taxable income by the participant or entitle the Company to a deduction at the time of exercise. However, the difference between the exercise price and the fair market value of the shares of common stock acquired on the date of exercise is an item of adjustment included for purposes of calculating the participant’s alternative minimum tax.

If the participant does not hold the shares of common stock acquired upon exercise of an incentive stock option for at least one year after the exercise of the stock option or two years after the grant of the stock option, whichever is later, the participant will recognize ordinary (compensation) income upon disposition of the shares in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the stock option. If this happens, the Company will be entitled to a corresponding deduction in the amount of ordinary income, if any, that the participant recognizes. The participant also will recognize a capital gain (loss) to the extent the sale price exceeds (is less than) the fair market value of the shares of common stock on the date of exercise of the stock option. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.

If the participant holds the shares of common stock acquired upon exercise of an incentive stock option for one year after the stock option is exercised and two years after the option is granted, the participant will recognize a capital gain (loss) upon disposition of the shares to the extent the sale price exceeds (is less than) the exercise price. This capital gain (loss) will be characterized as short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option. The Company will not be entitled to a corresponding deduction for any such capital gain.

(3)	If the participant exercises a non-qualified stock option, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of common stock acquired pursuant to the exercise and the exercise price of the non-qualified stock option. The Company will be allowed a deduction in the amount of any ordinary income recognized by the participant upon exercise of the non-qualified stock option. When the participant sells the shares acquired upon exercise of a non-qualified stock option, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in value of the shares from the date of exercise to the date of sale. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock option and long-term if the participant does hold the shares for more than one year after the exercise of the stock option.

(4)	The grant of a stock appreciation right will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. If the participant exercises a stock appreciation right, the participant will recognize ordinary (compensation) income on the date of exercise in an amount equal to the difference between the fair market value on the date of exercise of the shares of common stock underlying the stock appreciation right being exercised and the exercise price of the stock appreciation right. The Company will be entitled to a corresponding tax deduction. To the extent the stock appreciation right is settled in shares of common stock, when the participant sells the shares, the participant will recognize a capital gain (loss) to the extent of any appreciation (depreciation) in value of the shares from the date of exercise. The Company will not be entitled to a corresponding deduction for any such capital gain. The capital gain (loss) will be short-term if the participant does not hold the shares for more than one year after the exercise of the stock appreciation right and long-term if the participant does hold the shares for more than one year after the exercise of the stock appreciation right.

(5)	The grant of shares of restricted stock will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. Holders of shares of restricted stock will recognize ordinary (compensation) income on the date that the shares of restricted stock are no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of the shares on that date. A holder of restricted stock may generally elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income in the amount of the fair market value of the shares of restricted stock on the date of grant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the holder. When the participant disposes of shares granted as restricted stock, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The holding period begins when the shares of restricted stock vest, unless a Section 83(b) election is made, in which case the holding period begins upon the restricted stock grant date. The Company will not be entitled to a corresponding deduction for any such capital gain. Holders of shares of restricted stock also will recognize ordinary income equal to any dividend when such payments are received, even if the restricted stock remains subject to a substantial risk of forfeiture.

(6)	The grant of restricted stock units will not, by itself, result in the recognition of taxable income to the participant or entitle the Company to a deduction at the time of grant. Upon issuance of the underlying shares, the participant will generally recognize ordinary (compensation) income in the amount of the fair market value of the shares issued to the participant. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant. When the participant disposes of any shares of common stock issued upon settlement of the restricted stock units, the difference between the amount received by the participant upon the disposition and the fair market value of the shares on the date the participant recognized ordinary income with respect to the shares will be treated as a capital gain or loss. The capital gain or loss will be short-term if the participant does not hold the shares for more than one year after recognition of ordinary income and long-term if the participant does hold the shares for more than one year after the recognition of ordinary income. The Company will not be entitled to a corresponding deduction for any such capital gain.

Proposed Awards under the 2012 Incentive Plan

No awards have been proposed under the 2012 Equity Incentive Plan as of the date of this proxy statement.

Equity Compensation Plan Information

The following table sets forth information, as of December 31, 2011, with respect to the only compensation plan under which shares of the Company’s common stock could be issued, the Company’s 2007 Equity Incentive Plan.

Equity Compensation Plan Information

Number of Shares
	Number of	Weighted	Remaining Available
	Shares to be	Average	for Future Issuance
	issued upon	Exercise	Under Equity
	Exercise of	Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Shares
	Options, Warrants	Options, Warrants	Reflected in the
Plan Category	and Rights	and Rights	First Column)
Equity compensation plans approved by shareholders	535,384	$12.17	1,201,196	(1)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A

	535,384	$12.17	1,201,196	(1)

(1)	Includes 111,890 shares available for issuance as stock awards under the Company’s 2007 Equity Incentive Plan.

Board Recommendation

The Board of Directors recommends that shareholders vote “FOR” approval of the 2012 Equity Incentive Plan.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT

OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors renewed the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the 2012 fiscal year and is soliciting your ratification of that selection. Your ratification of the Audit Committee’s selection of Ernst & Young LLP is not necessary because the Audit Committee has responsibility for selection of our independent registered public accounting firm. However, the Audit Committee will take your vote on this proposal into consideration when selecting our independent registered public accounting firm in the future. It is anticipated that a representative of Ernst & Young LLP will be present at the annual meeting of shareholders and will have the opportunity to make a statement or respond to any appropriate questions that shareholders may have.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as ViewPoint Financial Group, Inc.’s independent registered public accounting firm for the year ending December 31, 2012.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at the meeting must be received at the Company’s executive office at 1309 W. 15th Street, Plano, Texas 75075 no later than December 6, 2012. All shareholder proposals submitted for inclusion in the Company’s proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, and, as with any shareholder proposal (regardless of whether included in the Company’s proxy materials), the Company’s Charter and Bylaws.

In addition to the deadline and other requirements referred to above for submitting a shareholder proposal to be included in the Company’s proxy materials for its next annual meeting of shareholders, the Company’s bylaws require a separate notification to be made in order for a shareholder proposal to be eligible for presentation at the meeting, regardless of whether the proposal is included in the Company’s proxy materials for the meeting. In order to be eligible for presentation at the Company’s next annual meeting of shareholders, written notice of a shareholder proposal containing the information specified in Article I, Section 6 of the Company’s bylaws must be received by the Secretary of the Company not earlier than the close of business on January 15, 2013 and not later than the close of business on February 14, 2013. If, however, the date of the next annual meeting is before April 25, 2013 or after July 14, 2013, the notice of the shareholder proposal must instead be received by the Company’s Secretary not earlier than the close of business on the 120th day prior to the date of the next annual meeting and not later than the close of business on the later of the 90th day before the date of the next annual meeting or the tenth day following the first to occur of the day on which notice of the date of the next annual meeting is mailed or otherwise transmitted or the day on which public announcement of the date of the next annual meeting is first made by the Company.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

ADDITIONAL INFORMATION

The Company will pay the costs of soliciting proxies. Proxies may be solicited by certain officers and employees of the Company personally or by written communication, telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. The Company has engaged Regan & Associates, Inc. to assist in the solicitation of proxies and to provide related advice and informational support for a service fee and the reimbursement of customary disbursements, which are not expected to exceed $20,000 plus out of pocket expenses in the aggregate. The Company will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.

APPENDIX A

VIEWPOINT FINANCIAL GROUP, INC.

2012 EQUITY INCENTIVE PLAN

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ViewPoint Financial Group, Inc.

2012 Equity Incentive Plan

ARTICLE I

PURPOSE

Section 1.1 General Purpose of the Plan.

The purpose of the Plan is to promote the long-term growth and profitability of ViewPoint Financial Group, Inc., to provide directors, advisory or emeritus directors, officers and employees of ViewPoint Financial Group, Inc. and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in ViewPoint Financial Group, Inc. in order to provide Plan Participants with incentives that are closely linked to the interests of all stockholders of ViewPoint Financial Group, Inc. The Plan is not intended to expose the Company to imprudent risks.

ARTICLE II

DEFINITIONS

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Affiliate means any “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Section 424(e) and (f) respectively, of the Code.

Award means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award or any other benefit under this Plan.

Award Agreement means a written instrument evidencing an Award under the Plan and establishing the terms and conditions thereof.

Beneficiary means the Person designated by a Participant to receive any Shares subject to a Restricted Stock Award made to such Participant that become distributable, or to have the right to exercise any Options or Stock Appreciation Rights granted to such Participant that are exercisable, following the Participant’s death.

Board means the Board of Directors of ViewPoint Financial Group, Inc. and any successor thereto.

Change in Control means any of the following events:

(a) any third Person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of Shares with respect to which 25% or more of the total number of votes that may be cast for the election of the Board (other than a tax-qualified plan of the Company or its Affiliate);

(b) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election(s), or combination of the foregoing, the individuals who were members of the Board of Directors on the date of adoption of this Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of adoption of this Plan whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or

(c) a tender offer or exchange offer for 25% or more of the total outstanding Shares is completed (other than such an offer by the Company).

Code means the Internal Revenue Code of 1986, as amended from time to time.

Committee means the Committee described in Article IV.

Company means ViewPoint Financial Group, Inc., a Maryland corporation, and any successor thereto.

Disability means a total and permanent disability, within the meaning of Code Section 22(e)(3), as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

Domestic Relations Order means a domestic relations order that satisfies the requirements of Section 414(p)(1)(B) of the Code, or any successor provision, as if such section applied to the applicable Award.

Effective Date means the date on which the Plan is approved by the stockholders of ViewPoint Financial Group, Inc.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Exercise Period means the period during which an Option or Stock Appreciation Right may be exercised.

Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option and on the basis of which the Shares due upon exercise of a Stock Appreciation Right is computed.

Fair Market Value means, with respect to a Share on a specified date:

(a) If the Shares are listed on any U.S. national securities exchange registered under the Securities Exchange Act of 1934 (“National Exchange”), the closing sales price for such stock (or the closing bid, if no sales were reported) as reported on that exchange on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date;

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(b) If the Shares are not listed on a National Exchange but are traded on the over-the-counter market or other similar system, the mean between the closing bid and the asked price for the Shares at the close of trading in the over-the-counter market or other similar system on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and

(c) In the absence of such markets for the Shares, the Fair Market Value shall be determined in good faith by the Committee.

Family Member means with respect to any Participant:

(a) the lineal ascendants and lineal descendants of such Participant or his or her spouse, or any one or more of them, or

(b) an entity wholly owned by, including, but not limited to, a trust the exclusive beneficiaries of which are one or more of the lineal ascendants or lineal descendants of such Participant or his or her spouse, or wholly owned jointly by one or more of them and the Participant.

Incentive Stock Option means a right to purchase Shares that is granted to an employee of the Company or any Affiliate that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of Section 422 of the Code.

Non-Qualified Stock Option means a right to purchase Shares that is not intended to qualify as an Incentive Stock Option or does not satisfy the requirements of Section 422 of the Code.

Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.

Participant means any director, advisory or emeritus director, officer or employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

Permitted Transferee means, with respect to any Participant, a Family Member of the Participant to whom an Award has been transferred as permitted hereunder.

Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Plan means the ViewPoint Financial Group, Inc. 2012 Equity Incentive Plan, as amended from time to time.

Restricted Stock Award means an award of Shares or Share Units pursuant to Article VII.

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Service means, unless the Committee provides otherwise in an Award Agreement, service in any capacity as a director, advisory or emeritus director, officer or employee of the Company or any Affiliate.

Share means a share of common stock, par value $.01 per share, of ViewPoint Financial Group, Inc.

Share Unit means the right to receive a Share at a specified future date.

Stock Appreciation Right means the right to receive a payment in Shares or cash measured by the increase in the Fair Market Value of a Share over the Exercise Price of that Stock Appreciation Right.

Stock Appreciation Right Holder means, at any relevant time with respect to a Stock Appreciation Right, the person having the right to exercise the Stock Appreciation Right.

Termination for Cause means termination upon an intentional failure to perform stated duties, a breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company or one of its Affiliates or a willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order which results in material loss to the Company or one of its Affiliates. No act or failure to act on Participant’s part shall be considered willful unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. Notwithstanding the above, if a Participant is subject to a different definition of termination for cause in an employment or severance or similar agreement with the Company or any Affiliate, such other definition shall control.

Vesting Date means the date or dates on which the grant of an Option or Stock Appreciation Right is eligible to be exercised or the date or dates on which a Restricted Stock Award ceases to be forfeitable.

ARTICLE III

AVAILABLE SHARES

Section 3.1 Shares Available Under the Plan.

Subject to adjustment under Article IX, the maximum aggregate number of Shares representing Awards shall not exceed 2,443,489 Shares. Shares representing tandem Stock Appreciation Rights shall for such purpose only be counted as either Shares representing Options outstanding or Stock Appreciation Rights outstanding, but not as both.

Section 3.2 Shares Available for Options and Stock Appreciation Rights.

Subject to adjustment under Article IX, the maximum aggregate number of Shares which may be issued upon exercise of Options and Stock Appreciation Rights shall be 1,745,350 Shares, and the maximum aggregate number of Shares which may be issued upon exercise of Options and Stock Appreciation Rights to any one individual in any calendar year shall be 436,337 Shares. The maximum number of Shares which may be issued as Incentive Stock Options shall be 1,745,350.

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Section 3.3 Shares Available for Restricted Stock Awards.

Subject to adjustment under Article IX, the maximum number of Shares which may be issued upon award or vesting of Restricted Stock Awards under the Plan shall be 698,139 Shares and the maximum aggregate number of Shares which may be issued upon award or vesting of Restricted Stock Awards to any one individual in any calendar year shall be 174,534.

Section 3.4 Computation of Shares Issued.

For purposes of this Article III, Shares shall be considered issued pursuant to the Plan only if actually issued upon the exercise of an Option or Stock Appreciation Right or in connection with a Restricted Stock Award. Any Award subsequently forfeited, in whole or in part, shall not be considered issued. If any Award granted under the Plan terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan. Shares used to pay the Exercise Price of an Option and Shares used to satisfy tax withholding obligations shall not be available for future Awards under the Plan. To the extent that Shares are delivered pursuant to the exercise of a Stock Appreciation Right, the number of underlying Shares as to which the exercise related shall be counted against the number of Shares available for Awards, as opposed to only counting the Shares issued.

ARTICLE IV

ADMINISTRATION

Section 4.1 Committee.

(a) The Plan shall be administered by a Committee appointed by the Board for that purpose and consisting of not less than two (2) members of the Board. Each member of the Committee shall be an “Outside Director” within the meaning of Section 162(m) of the Code or a successor rule or regulation, a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3)(i) under the Exchange Act or a successor rule or regulation and an “Independent Director” under the corporate governance rules and regulations imposing independence standards on committees performing similar functions promulgated by any national securities exchange or quotation system on which Shares are listed.

(b) The act of a majority of the members present at a meeting duly called and held shall be the act of the Committee. Any decision or determination reduced to writing and signed by all members shall be as fully effective as if made by unanimous vote at a meeting duly called and held.

(c) The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

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Section 4.2 Committee Powers.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to Awards to be issued or granted, and the terms and conditions thereof;

(b) with the consent of the Participant, to the extent deemed necessary by the Committee, to amend or modify the terms of any outstanding Award or accelerate or defer the Vesting Date thereof;

(c) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(d) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

ARTICLE V

STOCK OPTIONS

Section 5.1 Grant of Options.

(a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant an Option to purchase Shares. An Option must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option. Only employees of the Company or its Affiliates may receive Incentive Stock Options.

(b) Any Option granted shall be evidenced by an Award Agreement which shall:

(i) specify the number of Shares covered by the Option;

(ii) specify the Exercise Price;

(iii) specify the Exercise Period;

(iv) specify the Vesting Date; and

(v) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

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Section 5.2 Size of Option.

Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Options shall be determined by the Committee, in its discretion.

Section 5.3 Exercise Price.

The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 5.4 Exercise Period.

The Exercise Period during which an Option may be exercised shall commence on the Vesting Date. It shall expire on the earliest of:

(a) the date specified by the Committee in the Award Agreement;

(b) the last day of the three-month period commencing on the date of the Participant’s termination of Service, other than on account of death, Disability or a Termination for Cause;

(c) the last day of the one-year period commencing on the date of the Participant’s termination of Service due to death or Disability;

(d) as of the time and on the date of the Participant’s termination of Service due to a Termination for Cause; or

(e) the last day of the fifteen-year period commencing on the date on which the Option was granted.

An Option that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

Section 5.5 Vesting Date.

(a) The Vesting Date for each Option Award shall be determined by the Committee and specified in the Award Agreement.

(b) Unless otherwise determined by the Committee and specified in the Award Agreement:

(i) if the Participant of an Option Award terminates Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Option shall be forfeited without consideration;

(ii) if the Participant of an Option Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant’s termination of Service; and

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(iii) if a Change in Control occurs prior to the Vesting Date of an Option Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 5.6 Additional Restrictions on Incentive Stock Options.

An Option designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:

(a) Notwithstanding any other provision of this Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if such Participant, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its Affiliates, unless (i) the option price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

(b) Each Participant who receives Shares upon exercise of an Option that is an Incentive Stock Option shall give the Company prompt notice of any sale of Shares prior to a date which is two years from the date the Option was granted or one year from the date the Option was exercised. Such sale shall disqualify the Option as an Incentive Stock Option.

(c) The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or an Affiliate) shall not exceed $100,000 and the term of the Incentive Stock Option shall not be more than ten years.

(d) Any Option under this Plan which is designated by the Committee as an Incentive Stock Option but fails, for any reason, to meet the foregoing requirements shall be treated as a Non-Qualified Stock Option.

Section 5.7 Method of Exercise.

(a) Subject to the limitations of the Plan and the Award Agreement, an Option Holder may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain un-purchased. An Option Holder shall exercise an Option to purchase Shares by:

(i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Option;

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(ii) delivering to the Committee full payment for the Shares as to which the Option is to be exercised; and

(iii) satisfying such other conditions as may be prescribed in the Award Agreement.

(b) The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full:

(i) in cash (by certified or bank check or such other instrument as the Company may accept); or

(ii) if and to the extent permitted by the Committee, in the form of Shares already owned by the Option Holder as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

(iii) by a combination thereof.

Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

(c) When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate or cause Shares to be issued by book-entry procedures, in either event evidencing the Option Holder’s ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.

Section 5.8 Limitations on Options.

(a) An Option by its terms shall not be transferable by the Option Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order, and shall be exercisable, during the life of the Option Holder, only by the Option Holder or an alternate payee designated pursuant to such a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Non-Qualified Stock Option under the Plan, apply to the Committee for approval to transfer all or any portion of such Non-Qualified Stock Option which is then unexercised to such Participant’s Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Non-Qualified Stock Option, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Option depends on the life, Service or other status of the Participant, such privilege of the Option for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

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(b) The Company’s obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:

(i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or

(ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

(c) An Option Holder may designate a Beneficiary to receive any Options that may be exercised after his death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option Holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option Holder’s death shall be transferred to the Option Holder’s estate. If the Option Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option Holder shall be deemed to have survived the Beneficiary.

Section 5.9 Prohibition Against Option Repricing.

Except as provided in Section 9.3 and notwithstanding any other provision of this Plan, neither the Committee nor the Board shall have the right or authority following the grant of an Option pursuant to the Plan to amend or modify the Exercise Price of any such Option, or to cancel the Option at a time when the Exercise Price is greater than the Fair Market Value of the Shares in exchange for another Option or Award.

ARTICLE VI

STOCK APPRECIATION RIGHTS

Section 6.1 Grant of Stock Appreciation Rights.

(a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant to a Participant a Stock Appreciation Right. A Stock Appreciation Right must be designated as either a tandem Stock Appreciation Right or a stand-alone Stock Appreciation Right and, if not so designated, shall be deemed to be a stand-alone Stock Appreciation Right. A tandem Stock Appreciation Right may only be granted at the same time as the Option to which it relates. The exercise of a tandem Stock Appreciation Right shall cancel the related Option for a like number of Shares and the exercise of a related Option shall cancel a tandem Stock Appreciation Right for a like number of Shares.

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(b) Any Stock Appreciation Right granted shall be evidenced by an Award Agreement which shall:

(i) specify the number of Shares covered by the Stock Appreciation Right;

(ii) specify the Exercise Price;

(iii) specify the Exercise Period;

(iv) specify the Vesting Date;

(v) specify that the Stock Appreciation Right shall be settled in cash or Shares, or a combination of cash and Shares; and

(vi) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

Section 6.2 Size of Stock Appreciation Right.

Subject to the restrictions of the Plan, the number of Shares as to which a Participant may be granted Stock Appreciation Rights shall be determined by the Committee, in its discretion.

Section 6.3 Exercise Price.

The price per Share at which a Stock Appreciation Right may be exercised shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Stock Appreciation Right is granted.

Section 6.4 Exercise Period.

The Exercise Period during which a Stock Appreciation Right may be exercised shall commence on the Vesting Date. It shall expire on the earliest of:

(a) the date specified by the Committee in the Award Agreement;

(b) the last day of the three-month period commencing on the date of the Participant’s termination of Service, other than on account of death, Disability or a Termination for Cause;

(c) the last day of the one-year period commencing on the date of the Participant’s termination of Service due to death or Disability;

(d) as of the time and on the date of the Participant’s termination of Service due to a Termination for Cause; or

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(e) the last day of the fifteen-year period commencing on the date on which the Stock Appreciation Right was granted.

A Stock Appreciation Right that remains unexercised at the close of business on the last day of the Exercise Period shall be canceled without consideration at the close of business on that date.

Section 6.5 Vesting Date.

(a) The Vesting Date for each Stock Appreciation Right Award shall be determined by the Committee and specified in the Award Agreement.

(b) Unless otherwise determined by the Committee and specified in the Award Agreement:

(i) if the Participant of a Stock Appreciation Right Award terminates Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Award shall be forfeited without consideration;

(ii) if the Participant of a Stock Appreciation Right Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of the Participant’s termination of Service; and

(iii) if a Change in Control occurs prior to the Vesting Date of a Stock Appreciation Right Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 6.6 Method of Exercise.

(a) Subject to the limitations of the Plan and the Award Agreement, a Participant may, at any time on or after the Vesting Date and during the Exercise Period, exercise his or her Stock Appreciation Right as to all or any part of the Shares to which the Stock Appreciation Right relates; provided, however, that the minimum number of Shares as to which a Stock Appreciation Right may be exercised shall be 100, or, if less, the total number of Shares relating to the Stock Appreciation Right which remain unexercised. A Stock Appreciation Right Holder shall exercise a Stock Appreciation Right by:

(i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his or her intent to exercise the Stock Appreciation Right; and

(ii) satisfying such other conditions as may be prescribed in the Award Agreement.

(b) When the requirements of this Section have been satisfied, the Committee shall take such action as is necessary to cause the remittance to the Stock Appreciation Right Holder (or, in the event of his or her death, his or her Beneficiary) of cash or a number of Shares with an aggregate Fair Market Value equal to the excess (if any) of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Exercise Price per Share, times the number of Stock Appreciation Rights exercised. The Person exercising the Stock Appreciation Right shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date the Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which the transfer is effected.

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Section 6.7 Limitations on Stock Appreciation Rights.

(a) A Stock Appreciation Right by its terms shall not be transferable by the Stock Appreciation Right Holder other than by will or the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order, and shall be exercisable, during the life of the Stock Appreciation Right Holder, only by the Stock Appreciation Right Holder or an alternate payee designated pursuant to such a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Stock Appreciation Right under the Plan, apply to the Committee for approval to transfer all or any portion of such Stock Appreciation Right which is then unexercised to such Participant’s Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Stock Appreciation Right, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Stock Appreciation Right depends on the life, Service or other status of the Participant, such privilege of the Stock Appreciation Right for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

(b) The Company’s obligation to deliver Shares with respect to a Stock Appreciation Right shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Stock Appreciation Right Holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to:

(i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded; or

(ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

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(c) A Stock Appreciation Right Holder may designate a Beneficiary to receive any Stock Appreciation Right that may be exercised after his death. Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Stock Appreciation Right Holder, or in the event that no Beneficiary has been designated, any Stock Appreciation Rights that may be exercised following the Stock Appreciation Right Holder’s death shall be transferred to the Stock Appreciation Right Holder’s estate. If the Stock Appreciation Right Holder and his or her Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Stock Appreciation Right Holder shall be deemed to have survived the Beneficiary.

Section 6.8 Prohibition Against Stock Appreciation Right Repricing.

Except as provided in Section 9.3 and notwithstanding any other provision of this Plan, neither the Committee nor the Board shall have the right or authority following the grant of a Stock Appreciation Right pursuant to the Plan to amend or modify the Exercise Price of any such Stock Appreciation Right, or to cancel the Stock Appreciation Right at a time when the Exercise Price is greater than the Fair Market Value of the Shares in exchange for another Stock Appreciation Right or Award.

ARTICLE VII

RESTRICTED STOCK AWARDS

Section 7.1 In General.

(a) Each Restricted Stock Award shall be evidenced by an Award Agreement which shall specify:

(i) the number of Shares or Share Units covered by the Restricted Stock Award;

(ii) the amount, if any, which the Participant shall be required to pay to the Company in consideration for the issuance of such Shares or Share Units;

(iii) the date of grant of the Restricted Stock Award;

(iv) the Vesting Date for the Restricted Stock Award;

(v) as to Restricted Stock Awards awarding Shares, the rights of the Participant with respect to dividends, voting rights and other rights and preferences associated with such Shares; and

(vi) as to Restricted Stock Awards awarding Share Units, the rights of the Participant with respect to attributes of the Share Units which are the equivalent of dividends and other rights and preferences associated with Shares and the circumstances pursuant to which Share Units shall be converted to Shares;

and contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

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(b) All Restricted Stock Awards consisting of Shares shall be in the form of issued and outstanding Shares that shall be registered in the name of the Participant, subject to written transfer restriction instructions issued to the Company’s stock transfer agent, together with an irrevocable stock power executed by the Participant in favor of and held by the Committee or its designee, pending the vesting or forfeiture of the Restricted Stock Award. The Shares shall at all times prior to the applicable Vesting Date be subject to the following restriction, communicated in writing to the Company’s stock transfer agent:

These shares of common stock are subject to the terms of an Award Agreement between ViewPoint Financial Group, Inc. and [Name of Participant] dated [Award Date] made pursuant to the terms of the ViewPoint Financial Group, Inc. 2012 Equity Incentive Plan, copies of which are on file at the executive offices of ViewPoint Financial Group, Inc. and may not be sold, encumbered, hypothecated or otherwise transferred, except in accordance with the terms of such Plan and Award Agreement.

or such other restrictive communication or legend as the Committee, in its discretion, may specify.

(c) Unless otherwise set forth in the Award Agreement, a Restricted Stock Award by its terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution, or pursuant to the terms of a Domestic Relations Order; provided, however, that a Participant may, at any time at or after the grant of a Restricted Stock Award under the Plan, apply to the Committee for approval to transfer all or any portion of such Restricted Stock Award which is then unvested to such Participant’s Family Member. The Committee may approve or withhold approval of such transfer in its sole and absolute discretion. If such transfer is approved, it shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and actually received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Restricted Stock Award, all of the rights, privileges and obligations which would attach thereunder to the Participant. If a privilege of the Restricted Stock Award depends on the life, Service or other status of the Participant, such privilege of the Restricted Stock Award for the transferee shall continue to depend upon the life, Service or other status of the Participant. The Committee shall have full and exclusive authority to interpret and apply the provisions of the Plan to transferees to the extent not specifically addressed herein.

Section 7.2 Vesting Date.

(a) The Vesting Date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Agreement.

(b) Unless otherwise determined by the Committee and specified in the Award Agreement:

(i) if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date for any reason other than death, Disability or a Change in Control, any unvested Shares or Share Units shall be forfeited without consideration;

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(ii) if the Participant of a Restricted Stock Award terminates Service prior to the Vesting Date on account of death or Disability, the Vesting Date shall be accelerated to the date of termination of the Participant’s Service with the Company; and

(iii) if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the earliest date of the Change in Control.

Section 7.3 Dividend Rights.

Unless otherwise specified in the Award Agreement, any dividends or distributions declared and paid with respect to Shares subject to a Restricted Stock Award, whether or not in cash, or an equivalent amount in the case of a Restricted Stock Award awarding Share Units, shall be paid to the Participant at the same time they are paid to all other shareholders of the Company.

Section 7.4 Voting Rights.

Unless otherwise specified in the Award Agreement, voting rights appurtenant to the Shares subject to the Restricted Stock Award shall be exercised by the Participant.

Section 7.5 Designation of Beneficiary.

A Participant who has received a Restricted Stock Award may designate a Beneficiary to receive any unvested Shares or Shares distributed in satisfaction of any unvested Share Units that become vested on the date of the Participant’s death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by a Participant dies prior to the Participant, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Participant’s death shall be paid to the executor or administrator of the Participant’s estate.

Section 7.6 Manner of Distribution of Awards.

The Company’s obligation to deliver Shares with respect to a Restricted Stock Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or trading on any automated quotation system on which Shares may then be listed or traded, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

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ARTICLE VIII

SPECIAL TAX PROVISION

Section 8.1 Tax Withholding Rights.

Where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld.

ARTICLE IX

AMENDMENT AND TERMINATION

Section 9.1 Termination

The Board may suspend or terminate the Plan in whole or in part at any time prior to the fifteenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the fifteenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Awards previously granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Award Agreements evidencing such Awards.

Section 9.2 Amendment.

The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with Section 162(m) of the Code or the corporate governance standards imposed under the listing or trading requirements imposed by any national securities exchange or automated quotation system on which the Company lists or seeks to list or trade Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision.

Section 9.3 Adjustments in the Event of Business Reorganization.

In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of securities deemed to be available thereafter for grants of Awards in the aggregate to all Participants;

(ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards; and

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(iii) the Exercise Price of Options and Stock Appreciation Rights.

In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, cancellation of Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

ARTICLE X

MISCELLANEOUS

Section 10.1 Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirements for an “employee benefit plan” under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 10.2 No Right to Continued Employment.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or Committee with respect to the Plan shall be held or construed to confer upon any Participant any right to a continuation of his or her position as a director, advisory or emeritus director or employee of the Company. The Company reserves the right to remove any participating member of the Board or dismiss any Participant or otherwise deal with any Participant to the same extent as though the Plan had not been adopted.

Section 10.3 Construction of Language.

Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or Section number shall refer to an Article or Section of this Plan unless otherwise indicated.

Section 10.4 Severability.

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

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Section 10.5 Governing Law.

The Plan shall be construed, administered and enforced according to the laws of the State of Texas without giving effect to the conflict of laws principles thereof. The federal and state courts located in the County or contiguous counties in which the Company’s headquarters are located shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Plan, the Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 10.6 Headings.

The headings of Articles and Sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 10.7 Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 10.8 Notices.

Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or three (3) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a) If to the Committee:

ViewPoint Financial Group, Inc.

1309 W. 15th Street, Suite 400

Plano, Texas 75075

Attention: Corporate Secretary

(b) If to a Participant, to such person’s address as shown in the Company’s records.

Section 10.9 Approval of Shareholders.

The Plan shall be subject to approval by the Company’s shareholders within twelve (12) months before or after the date the Board adopts the Plan.

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Section 10.10 Clawback.

All Awards (whether vested or unvested) shall be subject to such clawback (recovery) as may be required to be made pursuant to law, rule, regulation or stock exchange listing requirement or any policy of the Company adopted pursuant to any such law, rule, regulation or stock exchange listing requirement.

Section 10.11 Compliance with Section 409A.

The Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code, to the extent applicable, and the Plan shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereunder is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, except as otherwise determined by the Committee. In the case of amounts not intended to be deferrals of compensation subject to Section 409A, such as, but not limited to, annual incentive Awards, payment or settlement of amounts under such Awards shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement (or such later time as permitted under the Section 409A regulations that does not cause the amount to be considered a deferral of compensation for purposes of Section 409A). In the case of amounts intended to be deferrals of compensation subject to Section 409A, the initial deferral election shall be made and become irrevocable no later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation” as defined under Section 409A. If an amount that is subject to Section 409A becomes payable under an Award as a result of the Participant’s separation from service (other than due to death), and the Participant is a “specified employee” (as defined under Section 409A), then payment of such amount shall not occur until six (6) months and a day after the date of Participant’s “separation from service” (as defined under Section 409A) except as permitted under Section 409A.

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REVOCABLE PROXY ViewPoint Financial Group, Inc. ANNUAL MEETING OF SHAREHOLDERS May 15, 2012 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The signer(s) on the reverse side hereby appoint(s) the Board of Directors of ViewPoint Financial Group, Inc., with full powers of substitution, to act as attorneys and proxies, to vote all shares of common stock of ViewPoint Financial Group, Inc. which the signer(s) is/are entitled to vote at the Annual Meeting of Shareholders (“Meeting”) to be held on May 15, 2012 in the Dallas Room on the 3rd Floor of ViewPoint Bank’s offices located at 1201 W. 15th Street, Plano, Texas, at 4:00 p.m., Central Time. The Board of Directors is authorized to cast all votes to which the signer(s) is/are entitled as indicated on the reverse side. This proxy will be voted as directed, but if this proxy is signed and dated and no instructions are specified, this proxy will be voted for proposals 1, 2, 3 and 4 as set forth on the reverse side. Should one or more of the nominees be unable to serve as a director, an event that we do not anticipate, the persons named in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors of ViewPoint Financial Group, Inc. If any other business is presented at the Meeting, this proxy will be voted by the majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Meeting. Should the signer(s) be present and elect to vote at the Meeting or at any adjournment thereof, and after notification to the Secretary of ViewPoint Financial Group, Inc. at the Meeting of the signer(s’) decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of ViewPoint Financial Group, Inc. at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: ViewPoint Financial Group, Inc.’s Notice of Annual Meeting, proxy statement and 2011 Annual Report on Form 10-K are available on the Internet at http://www.vpfgproxy.com. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR PROXY VIA THE INTERNET OR BY TELEPHONE. (Continued, and to be marked, dated and signed, on the other side) ç FOLD AND DETACH HERE ç VIEWPOINT FINANCIAL GROUP, INC. — ANNUAL MEETING, MAY 15, 2012 YOUR VOTE IS IMPORTANT! You can vote in one of three ways: 1. Call toll free 1-855-822-7114 on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at http://www.rtcoproxy.com/vpfg and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS INTERNET INFORMATION If you wish to enroll in our Electronic Access Program to receive future ViewPoint Financial Group, Inc. annual reports and proxy statements via the Internet, you may check the box on the reverse side authorizing our transfer agent to code your account for future mailings.

REVOCABLE PROXY PLEASE MARK VOTES ViewPoint Financial Group, Inc. Annual Meeting of Shareholders X AS IN THIS EXAMPLE May 15, 2012 With- For All 2. To ratify the appointment of Ernst & Young LLP as our For Against Abstain For hold Except 1. To elect the following director nominees for the terms independent registered public accounting firm for the indicated: fiscal year ending December 31, 2012. For Against Abstain Nominees: (01) Kevin J. Hanigan (2015) 3. Shareholder advisory vote as to the compensation of (02) Anthony J. LeVecchio (2015) ViewPoint Financial Group, Inc.’s executives. (03) V. Keith Sockwell (2015) For Against Abstain 4. Approval of the ViewPoint Financial Group, Inc. 2012 INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” Equity Incentive Plan. and write that nominee(s’) name(s) or number(s) in the space provided below. To transact such other business as may properly come before the meeting, or any adjournments thereof. Mark here to enroll in our Electronic Access Program Mark here if you plan to attend the meeting YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4. Mark here for address change and note change Please be sure to date and sign Date this proxy card in the box below. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. Sign above Co-holder (if any) sign above When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW _ FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL _ S PROXY VOTING INSTRUCTIONS Shareholders of record have three ways to vote: 1. By Telephone (using a Touch-Tone Phone); or 2. By Internet; or 3. By Mail. A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and internet votes must be cast prior to 2:00 a.m., Central Time, May 15, 2012. It is not necessary to return this proxy if you vote by telephone or internet. Vote by Internet Vote by Telephone Go to: Call Toll-Free on a Touch-Tone Phone anytime prior to 2:00 a.m., Central Time, May 15, 2012: http://www.rtcoproxy.com/vpfg 1-855-822-7114 anytime prior to 2:00 a.m., Central Time, May 15, 2012 Please note that the last vote received, whether by telephone, internet or mail, will be the vote counted. Your vote is important!